[EL PASO LOGO]

Dear El Paso Stockholder:

     We cordially invite you to our 2002 Annual Meeting of Stockholders. The Annual Meeting will be held on Monday, May 20, 2002, beginning at 11:00 a.m. (daylight savings time) at The Adolphus Hotel, 1321 Commerce Street, Dallas, Texas 75202.

     At this year's Annual Meeting, you will vote on the election of eleven Directors, an amendment and restatement of El Paso's Employee Stock Purchase Plan, an amendment to El Paso's Restated Certificate of Incorporation, ratification of PricewaterhouseCoopers' appointment as independent auditors and two stockholder proposals.

     We have attached a notice of the Annual Meeting and a proxy statement that contains more information about these items and the Annual Meeting, including:

     - who can vote; and

     - the different methods you can use to vote, including the telephone, Internet and traditional paper proxy card.

     Whether or not you plan to attend the Annual Meeting, please vote by one of these outlined methods to ensure that your shares are represented and voted in accordance with your wishes. This will help us avoid the expense of sending follow-up letters to ensure that a quorum is represented at the Annual Meeting.

                                                        Sincerely,

                                                    /s/ WILLIAM A WISE
                                                      William A. Wise
                                                  Chairman of the Board,
                                           President and Chief Executive Officer

Houston, Texas
April 8, 2002

                              EL PASO CORPORATION
                             1001 LOUISIANA STREET
                              HOUSTON, TEXAS 77002

                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 20, 2002

     On Monday, May 20, 2002, El Paso Corporation will hold its 2002 Annual Meeting of Stockholders at The Adolphus Hotel, 1321 Commerce Street, Dallas, Texas 75202. The Annual Meeting will begin at 11:00 a.m. (daylight savings time).

     Only El Paso stockholders who owned shares of common stock at the close of business on March 25, 2002, are entitled to notice of and can vote at this Annual Meeting or any adjournments that may take place. At the Annual Meeting you will vote to:

          1. Elect eleven Directors, each to hold office for a term of one year;

          2. Amend and restate the El Paso Corporation Employee Stock Purchase Plan to increase the number of shares authorized for issuance;

          3. Amend the El Paso Corporation Restated Certificate of Incorporation to increase the number of shares authorized;

          4. Ratify the appointment of PricewaterhouseCoopers LLP as independent certified public accountants to audit El Paso's financial statements for the fiscal year ending December 31, 2002; and

          5. Attend to any other business properly presented at the Annual Meeting. You will also vote on two proposals submitted by stockholders which may be presented at the Annual Meeting, which are described in the attached proxy statement.

                                            By Order of the Board of Directors

                                                   /s/ David L. Siddall
                                                     David L. Siddall
                                                    Corporate Secretary

Houston, Texas
April 8, 2002

YOUR VOTE IS VERY IMPORTANT TO US. WE URGE EACH OF YOU TO PROMPTLY SIGN AND RETURN THE ENCLOSED PAPER PROXY CARD OR TO USE TELEPHONE OR INTERNET VOTING. SEE OUR QUESTION AND ANSWER SECTION FOR INFORMATION ON HOW TO VOTE BY PAPER, TELEPHONE OR INTERNET, HOW TO REVOKE A PROXY AND HOW TO VOTE SHARES IN PERSON.

                              EL PASO CORPORATION
                             1001 LOUISIANA STREET
                              HOUSTON, TEXAS 77002

                                PROXY STATEMENT

              2002 ANNUAL MEETING OF STOCKHOLDERS -- MAY 20, 2002

     Our Board of Directors is furnishing you with this proxy statement to solicit proxies on its behalf to be voted at the 2002 Annual Meeting of Stockholders of El Paso Corporation. The Annual Meeting will be held at The Adolphus Hotel, 1321 Commerce Street, Dallas, Texas 75202, on Monday, May 20, 2002, at 11:00 a.m., daylight savings time. The proxies also may be voted at any adjournments or postponements of the Annual Meeting.

     This proxy statement, the notice of Annual Meeting and proxy card are being mailed to stockholders beginning on or about April 8, 2002. All properly executed written proxies and all properly completed proxies submitted by telephone or by the Internet that are delivered pursuant to this solicitation will be voted at the Annual Meeting. Each person who is an El Paso stockholder on March 25, 2002, the record date, is entitled to vote at the Annual Meeting, or at adjournments or postponements of the Annual Meeting.

            GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

1.  WHO CAN VOTE?

     Stockholders holding shares of El Paso Corporation's common stock, par value $3.00 per share, as of the close of business on the record date, March 25, 2002, represented by a properly executed proxy are entitled to vote at the Annual Meeting, or any adjournments or postponements of the Annual Meeting. You have one vote for each share of common stock held as of the record date which may be voted for each proposal presented at the Annual Meeting.

2.  WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

     The record date for the Annual Meeting is March 25, 2002. The record date is established by the Board of Directors as required by our By-laws and Delaware law. Owners of El Paso's common stock at the close of business on the record date are entitled:

          (a) to receive notice of the Annual Meeting;

          (b) to vote at the Annual Meeting, and any adjournments or postponements of the Annual Meeting; and

          (c) to one vote for each share of common stock for each proposal presented at the Annual Meeting.

3.  HOW MANY SHARES OF EL PASO COMMON STOCK WERE OUTSTANDING ON THE RECORD DATE?


     There were 537,446,222 shares of common stock outstanding and entitled to vote at the Annual Meeting on the record date. Common stock is the only class of stock entitled to vote.


4.  HOW DO I VOTE?

     You may vote by any one of three different methods:

          (a) In Writing: You can vote by signing and dating the enclosed proxy card and returning it in the enclosed envelope.

          (b) By Telephone or the Internet: You can vote your proxies by touchtone telephone from the U.S., using the toll-free telephone number on the proxy card, or by the Internet using the procedures and instructions described on the proxy card. Stockholders who own their common stock through a broker, also known as "street name" holders, may vote by telephone or the Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy statement. The telephone and Internet voting procedures, including the use of control numbers found on the proxy card, are designed to authenticate stockholders identities, to allow stockholders to vote their shares of common stock and to confirm that their instructions have been properly recorded. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be paid by the stockholder.

          (c) In Person: You may vote in person at the Annual Meeting. Street name holders must have a legal proxy from the registered holder of the El Paso common stock in order to vote in person at the Annual Meeting.

5. CAN I REVOKE OR CHANGE MY VOTE AFTER I RETURN MY PROXY CARD OR AFTER I VOTE BY TELEPHONE OR INTERNET?

     Yes. At any time before the persons named on the proxy card vote your shares of common stock as you have instructed, you can change or revoke your vote either by sending a written notice to Mr. David L. Siddall, El Paso's Corporate Secretary, at El Paso Corporation, 1001 Louisiana Street, Houston, Texas 77002, or by signing, dating and returning to us a subsequently dated proxy card. We will honor the properly executed proxy card with the latest date. You may also revoke your vote by attending the Annual Meeting in person and giving notice of revocation to the inspector of election, or by following the appropriate revocation procedures by telephone or by the Internet.

6.  WHAT IF I DO NOT SPECIFY A CHOICE FOR A PROPOSAL WHEN RETURNING A PROXY?


     You should specify your choice for each proposal on the proxy card. If no directions are given, proxies which are signed and returned (either physically or electronically) will be voted FOR the election of all Director nominees, FOR the amendment and restatement of the El Paso Corporation Employee Stock Purchase Plan, FOR the amendment to the El Paso Corporation Restated Certificate of Incorporation, FOR the proposal to ratify the appointment of PricewaterhouseCoopers and AGAINST each stockholder proposal.


7.  WHAT IF OTHER MATTERS COME UP AT THE ANNUAL MEETING?

     The matters described in this proxy statement are the only matters we know of which will be voted on at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the proxy holders, William A. Wise and Peggy A. Heeg, will vote your shares at their discretion.

8.  WHAT DO I DO IF MY SHARES ARE HELD IN "STREET NAME"?

     If your shares of common stock are held in the name of your broker, a bank, or other nominee, that party is required to give you instructions for voting your shares.

9.  WHO WILL COUNT THE VOTE?

     A representative of EquiServe Trust Company, N.A., an independent tabulator appointed by the Board of Directors, will count the votes and act as the inspector of election. The inspector of election will have the authority to receive, inspect, electronically tally and determine the validity of the proxies received.

10.  WHAT IS A "QUORUM"?

     A "quorum" is a majority of the outstanding shares of common stock and is required to hold the Annual Meeting. A quorum is determined by counting shares of common stock represented in person at the Annual Meeting or represented by proxy. If you submit a properly executed proxy, you will be considered part of the quorum even if you abstain from voting.

11.  HOW MANY VOTES MUST EACH PROPOSAL RECEIVE TO BE ADOPTED?

     - For Proposal No. 1 regarding the election of eleven directors to be approved, the eleven directors who receive the highest number of votes, represented at the Annual Meeting and entitled to vote, will be elected.

     - Proposal No. 2, the approval of the amendment and restatement of the El Paso Employee Stock Purchase Plan, must receive the affirmative vote of more than 50% of the shares of the common stock represented by person or by proxy at the Annual Meeting and entitled to vote.

     - Proposal No. 3, the approval of an amendment to the El Paso Restated Certificate of Incorporation, must receive the affirmative vote of more than 50% of the shares of common stock outstanding and entitled to vote.

     - All other proposals must receive the affirmative vote of more than 50% of the shares of common stock represented by person or proxy at the Annual Meeting and entitled to vote.

12.  HOW ARE VOTES COUNTED?

     Votes are counted in accordance with El Paso's By-laws. An abstention by a stockholder is not counted in the tally of votes "FOR" or "AGAINST" each proposal other than proposal 3. A non-vote by a stockholder is counted as a vote "FOR" each proposal other than proposal 3 and is included in determining a quorum. An abstention or a non-vote by a stockholder will have the effect of a vote "AGAINST" proposal 3. A non-vote by a broker is not counted. However, a broker's non-vote and abstention are counted towards a quorum.

13.  DO I HAVE TO VOTE?

     No. If you do vote, you may vote for all, some or none of the director nominees. You may abstain from voting or vote "FOR" or "AGAINST" the other proposals.

14.  HOW CAN I VIEW THE STOCKHOLDER LIST?

     A complete list of stockholders entitled to vote at the Annual Meeting will be available at The Adolphus Hotel, 1321 Commerce Street, Dallas, Texas 75202. You may access this list at El Paso's offices at 1001 Louisiana Street, Houston, Texas 77002 during ordinary business hours for a period of ten days before the Annual Meeting.

15.  WHO PAYS FOR THE PROXY SOLICITATION RELATED TO THE ANNUAL MEETING?

     We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this. We have retained Georgeson Shareholder Communications Inc. to assist us in soliciting your proxy for an estimated fee of $15,000 plus reasonable out-of-pocket expenses. Georgeson Shareholder Communications Inc. will ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of El Paso common stock. If so, we will supply them with additional copies of the proxy materials for distribution to the beneficial owners. We will also reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of El Paso common stock.

16. IF I WANT TO SUBMIT A STOCKHOLDER PROPOSAL FOR THE 2003 ANNUAL MEETING, WHEN IS IT DUE?


     If you want to submit a proposal for possible inclusion in next year's proxy statement, you must submit it in writing to Mr. David L. Siddall, Corporate Secretary, El Paso Corporation, 1001 Louisiana Street, Houston, Texas 77002, telephone (713) 420-6195 and facsimile (713) 420-4099. El Paso must receive your proposal on or before December 9, 2002. El Paso will consider only proposals meeting the requirements of applicable Securities and Exchange Commission rules.


     Additionally, under El Paso's By-law provisions, a stockholder who desires to bring any matter before the Annual Meeting that is not included in the 2003 Proxy Statement must send written notice to the foregoing address not less than 90 days nor more than 120 days prior to the scheduled date of such Annual Meeting. Under these criteria, stockholders must provide us with notice of a matter to be brought before the 2003 Annual Meeting between January 20, 2003 and February 19, 2003.

17.  HOW CAN I RECEIVE THE PROXY MATERIALS ELECTRONICALLY?


     If you want to stop receiving paper copies of the proxy materials, you must consent to electronic delivery. You can give consent by going to www.econsent.com/ep and following the instructions. If you hold shares with a broker under a street name, you can give consent by going to www.ICSDelivery.com/ep.


18.  HOW TO OBTAIN A COPY OF THE ANNUAL REPORT AND PROXY STATEMENT?

     A copy of El Paso's 2001 Annual Report to Stockholders is being mailed with this proxy statement to each stockholder entitled to vote at the Annual Meeting. If you do not receive a copy of the Annual Report, you may obtain one free of charge by writing or calling Mr. David L. Siddall, Corporate Secretary, El Paso Corporation, 1001 Louisiana Street, Houston, Texas 77002, telephone (713) 420-6195 and facsimile (713) 420-4099.

            INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors held ten meetings during fiscal year 2001. Each director who served on the El Paso Board of Directors during 2001 attended at least 75% of the meetings of the Board of Directors and of each committee on which he served. The Board of Directors has five principal standing committees, which are described below.

AUDIT COMMITTEE

     The Audit Committee held five meetings during the 2001 fiscal year. The Audit Committee currently consists of Malcolm Wallop (chairman), Juan Carlos Braniff, Ronald Kuehn, Jr. and J. Carleton MacNeil, Jr., each a non-employee director. The Audit Committee makes a recommendation to the Board of Directors for a firm of independent certified public accountants to audit El Paso's annual financial statements. In addition, the Audit Committee reviews with management and El Paso's certified public accountants the financial statements, the adequacy of El Paso's accounting controls, the adequacy of internal accounting controls, the basic accounting and financial policies and practices and El Paso's risk management policies. The policies, mission and actions of the Audit Committee are set forth in the "Audit Committee Report" which begins on page 21 of this proxy statement.

COMPENSATION COMMITTEE


     The Compensation Committee held four meetings during the 2001 fiscal year. The Compensation Committee currently consists of Byron Allumbaugh (chairman), John M. Bissell, James F. Gibbons and Joe B. Wyatt, each a non-employee director. The Compensation Committee currently administers El Paso's executive stock option plan, long-term incentive compensation plan, annual incentive compensation plan and other executive compensation plans. In addition, the Compensation Committee considers proposals with respect to the creation of and changes to executive compensation plans and reviews appropriate criteria for establishing performance targets and determining annual corporate and executive performance ratings. The policies, mission and actions of the Compensation Committee are set forth in the "Compensation Committee Report on Executive Compensation," which begins on page 18 of this proxy statement.


GOVERNANCE COMMITTEE

     The Governance Committee met once during the 2001 fiscal year. The Governance Committee currently consists of Ronald L. Kuehn, Jr. (chairman), Anthony W. Hall, Jr. and Thomas R. McDade. The Governance Committee reviews the qualifications of candidates for Board membership, screens and interviews possible candidates for Board membership and communicates with members of the Board regarding Board meeting format and procedures. Further, the Governance Committee considers any nominations submitted by the stockholders to the Corporate Secretary in accordance with the By-laws.

NOMINATING COMMITTEES

     The El Paso Board of Directors has two nominating committees, which were created in connection with the combination with The Coastal Corporation in January 2001, and are required to remain in place through December 31, 2002. The Coastal Nominating Committee met once during the 2001 fiscal year. While the El Paso Nominating Committee did not meet during the 2001 fiscal year, it did take action by written consent.


     El Paso Nominating Committee. The El Paso Nominating Committee currently consists of William A. Wise (chairman, but non-voting member), Byron Allumbaugh, Juan Carlos Braniff, James F. Gibbons, Ronald L. Kuehn, Jr., Malcolm Wallop and Joe B. Wyatt. The primary function of the El Paso Nominating Committee is to recommend up to seven designees to stand for election as directors at each annual meeting during the existence of this committee. According to the terms of the merger agreement with Coastal, William A. Wise must be included as a designee to the Board of Directors by the El Paso Nominating Committee.


     Coastal Nominating Committee. The Coastal Nominating Committee currently consists of John M. Bissell (chairman), Anthony W. Hall, Jr., J. Carleton MacNeil, Jr., and Thomas R. McDade. The primary function of the Coastal Nominating Committee is to recommend up to five designees to stand for election as directors at each annual meeting during the existence of this committee.

DIRECTORS' COMPENSATION

     Employee directors do not receive any additional compensation for serving on the Board of Directors. Pursuant to El Paso's 1995 Compensation Plan for Non-Employee Directors, non-employee directors receive an annual retainer of $80,000, $20,000 of which is required to be paid in deferred shares of El Paso common stock (including a conversion premium) and the remaining $60,000 paid at the election of the director in cash, deferred cash or deferred shares of common stock (including a conversion premium) or any combination of cash, deferred cash or deferred shares of common stock. In addition, each non-employee director who chairs a committee of the Board of Directors (other than the Nominating Committees) receives an additional retainer fee of $15,000, which may be paid in the same manner as the annual retainer. Each non-employee director also receives a retirement benefit credit in the form of deferred shares of El Paso common stock (without the conversion premium) equal to the amount of their annual retainer. Pursuant to El Paso's 2001 Stock Option Plan for Non-Employee Directors, non-employee directors receive a grant of 5,000 stock options upon initial election to the Board of Directors, and 3,000 stock options upon each annual reelection by the stockholders. Directors with balances in their deferred account of at least $200,000 are eligible to participate in the Estate Enhancement Program described on page 23 of this proxy statement.

     As part of El Paso's overall support to charitable organizations, the Director Charitable Award Plan provides for each eligible director to designate up to four charitable organizations to receive a maximum of $1,000,000 in the aggregate upon the death of each director participant. A director can participate after two consecutive years of service on the Board of Directors. Currently, only Messrs. Allumbaugh, Braniff, Gibbons, Kuehn, Wallop, Wise and Wyatt are eligible to participate in the plan.

                                   PROPOSALS

PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     The Board. The entire Board of Directors, consisting of eleven members, will be elected at the Annual Meeting. All directors are elected annually, and serve a one-year term and until his successor has been duly elected and shall qualify.

     Nominations. At the Annual Meeting, we will nominate the persons named in this proxy statement as directors. Although we have no reason to believe that any of the nominees will be unable or unwilling to serve, the Board of Directors will propose a substitute nominee if any nominee is not available for election. In such event, unless you instruct otherwise, any votes represented by a proxy will be voted "FOR" the substitute nominee. Holders of common stock may not cumulate their votes for the election of directors.

WE RECOMMEND THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED
BELOW.

     General Information about the Nominees for Election, as of April 8,
2002. Each of the following nominees is currently a director of El Paso. Each has agreed to be named in this proxy statement and to serve as a director if elected.

NAME, PRINCIPAL OCCUPATION
AND OTHER SELECTED INFORMATION
CONCERNING NOMINEES FOR DIRECTOR
--------------------------------
BYRON ALLUMBAUGH                                              Director since 1992
Business Consultant.
Age -- 70
Chairman -- Compensation Committee
Member -- El Paso Nominating Committee
Since February 1, 1997, Mr. Allumbaugh's principal occupation has been as a business consultant. From February 1996 to his retirement in February 1997, Mr.
Allumbaugh was Chairman of the Board of Ralphs Grocery Company. He served as Chief
Executive Officer of Ralphs Grocery Company from June 1995 until February 1996.
From 1976 to 1995, Mr. Allumbaugh served as Chairman of the Board and Chief
Executive Officer of Ralphs Grocery Company. Mr. Allumbaugh is a member of the
Board of Directors of CKE Restaurants, Inc., Galyan's Trading Company, Inc. and
Penn Traffic Co.
JOHN M. BISSELL                                               Director since 2001
Chairman of the Board,
BISSELL Inc.,
Grand Rapids, Michigan -- Floor Care
  Appliance and Detergent Manufacturer.
Age -- 71
Member -- Compensation Committee
Chairman -- Coastal Nominating Committee
Mr. Bissell served as a director of Coastal from 1985 to January 2001. During the past five years, Mr. Bissell has been the Chairman of the Board of BISSELL Inc. He has served in various executive capacities at BISSELL Inc. since 1966.
JUAN CARLOS BRANIFF                                           Director since 1997
Vice Chairman,
Grupo Financiero BBVA Bancomer,
Mexico City, Mexico -- Commercial Banking Institution.
Age -- 44
Member -- Audit Committee
Member -- El Paso Nominating Committee
Mr. Braniff has served as Vice Chairman of Grupo Financiero BBVA Bancomer since
October 1999. He served as Deputy Chief Executive Officer of Retail Banking from
September 1994 to October 1999. He served as Executive Vice President of Capital
Investments and Mortgage Banking from December 1991 to September 1994. Mr. Braniff is currently a member of the Board of Directors of Fomento Economico Mexicano, S.A.
de C.V. and Coca Cola FEMSA, S.A. de C.V.

NAME, PRINCIPAL OCCUPATION
AND OTHER SELECTED INFORMATION
CONCERNING NOMINEES FOR DIRECTOR
--------------------------------
JAMES F. GIBBONS, PH.D.                                       Director since 1994
Professor, Electrical Engineering,
Stanford University,
Stanford, California -- Higher Education.
Age -- 70
Member -- Compensation Committee
Member -- El Paso Nominating Committee
Dr. Gibbons has been on the faculty of Stanford University since 1957 and was Dean of the School of Engineering from September 1984 until June 1996. Currently, he is
Professor of Electrical Engineering. He is a member of the Board of Directors of
Cisco Systems, Inc. and Lockheed Martin Corporation.
ANTHONY W. HALL, JR.                                          Director since 2001
City Attorney,
City of Houston, Texas.
Age -- 57
Member -- Governance Committee
Member -- Coastal Nominating Committee
Mr. Hall served as a director of Coastal from August 1999 until January 2001. Mr.
Hall has been City Attorney of the City of Houston since March 1998 and prior to that was a partner in the Houston law firm of Jackson Walker, LLP.
RONALD L. KUEHN, JR.                                          Director since 1999
Business Consultant.
Age -- 67
Chairman -- Governance Committee
Member -- Audit Committee
Member -- El Paso Nominating Committee
Mr. Kuehn has been a business consultant since January 2001. He served as non-executive Chairman of the Board of El Paso from October 25, 1999 to December
31, 2000. Mr. Kuehn served as President and Chief Executive Officer of Sonat Inc.
from June 1984 until his retirement on October 25, 1999. He was Chairman of the
Board of Sonat Inc. from April 1986 until his retirement. He is a director of
AmSouth Bancorporation, Praxair, Inc., The Dunn & Bradstreet Corporation and
Transocean Sedco FOREX Inc.
J. CARLETON MACNEIL, JR.                                      Director since 2001
Securities Consultant.
Age -- 67
Member -- Audit Committee
Member -- Coastal Nominating Committee
Mr. MacNeil served as a director of Coastal from 1997 until January 2001. During the past twenty-five years, Mr. MacNeil's occupation has been securities brokerage and investments.

NAME, PRINCIPAL OCCUPATION
AND OTHER SELECTED INFORMATION
CONCERNING NOMINEES FOR DIRECTOR
--------------------------------
THOMAS R. MCDADE                                              Director since 2001
Senior Partner,
McDade Fogler Maines, L.L.P.
Houston, Texas -- Law Firm.
Age -- 69
Member -- Governance Committee
Member -- Coastal Nominating Committee
Mr. McDade served as a director of Coastal from 1993 until January 2001. During the past five years, Mr. McDade has been the Senior Partner at the law firm of McDade
Fogler Maines, L.L.P., Houston, Texas, which provides legal services to various entities, including El Paso (the fees paid to McDade Fogler Maines, L.L.P. by El
Paso in 2001 are set forth under "Certain Relationships and Related Transactions"
on page 17 of this proxy statement).
MALCOLM WALLOP                                                Director since 1995
Chairman,
Western Strategy Group,
Arlington, Virginia -- Political Foundation.
President,
Frontiers of Freedom Foundation,
Arlington, Virginia -- Political Foundation.
Age -- 69
Chairman -- Audit Committee
Member -- El Paso Nominating Committee
Mr. Wallop became Chairman of Western Strategy Group in January 1999, and has been
President of Frontiers of Freedom Foundation since January 1996. For eighteen years prior to that date, Mr. Wallop was a member of the United States Senate. He is a member of the Board of Directors of Hubbell Inc., Sheridan State Bank and El Paso
Energy Partners Company, the general partner of El Paso Energy Partners, L.P.
WILLIAM A. WISE                                               Director since 1984
Chairman of the Board,
  President and Chief Executive Officer,
El Paso Corporation,
Houston, Texas -- Diversified Energy Company.
Age -- 56
Chairman (Non-voting) -- El Paso Nominating Committee
Mr. Wise has been Chief Executive Officer of El Paso since January 1990. Mr. Wise has been President of El Paso from January 1990 to April 1996 and from July 1998 to present. He has been Chairman of the Board of El Paso from January 2001 to present and also served in this position from January 1994 to October 1999. Mr. Wise served as President and Chief Operating Officer of El Paso from April 1989 to December
1989. From March 1987 to April 1989, Mr. Wise was an Executive Vice President of El
Paso. From January 1984 to February 1987, he was a Senior Vice President of El
Paso. He is a member of the Board of Directors of Praxair, Inc., Chairman of the
Board of El Paso Tennessee Pipeline Co. and Chairman of the Board of El Paso Energy
Partners Company, the general partner of El Paso Energy Partners, L.P.

NAME, PRINCIPAL OCCUPATION
AND OTHER SELECTED INFORMATION
CONCERNING NOMINEES FOR DIRECTOR
--------------------------------
JOE B. WYATT                                                  Director since 1999
Chancellor Emeritus,
Vanderbilt University,
Nashville, Tennessee -- Higher Education.
Age -- 66
Member -- Compensation Committee
Member -- El Paso Nominating Committee
Mr. Wyatt has been Chancellor Emeritus of Vanderbilt University since August 2000.
For more than five years prior to that date, he served as Chancellor, Chief
Executive Officer and Trustee of Vanderbilt University. From 1994 until October
1999, Mr. Wyatt was a director of Sonat Inc. He is a director of Ingram Micro, Inc.
and Hercules, Inc.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of February 28, 2002, regarding beneficial ownership of common stock by each director, our Chief Executive Officer, the other four most highly compensated executive officers in the last fiscal year, and our directors and executive officers as a group. We do not know of any entity which beneficially owns more than 5% of the outstanding shares of common stock of El Paso. No family relationship exists between any of the directors or executive officers of El Paso.


                                                    BENEFICIAL
                                                     OWNERSHIP
                                                    (EXCLUDING        STOCK                    PERCENT
TITLE OF CLASS       NAME OF BENEFICIAL OWNER       OPTIONS)(1)     OPTIONS(2)      TOTAL      OF CLASS
--------------       ------------------------       -----------     ----------    ----------   --------
Common Stock     B. Allumbaugh...................       48,890         13,000         61,890        *
Common Stock     J.M. Bissell....................        8,996          6,000         14,996        *
Common Stock     J.C. Braniff....................       10,168(3)      15,000         25,168        *
Common Stock     J.F. Gibbons....................       26,367         23,000         49,367        *
Common Stock     A.W. Hall, Jr. .................        5,401          6,000         11,401        *
Common Stock     R.L. Kuehn, Jr. ................      251,072(4)     687,900        938,972        *
Common Stock     J.C. MacNeil, Jr. ..............       10,457          6,000         16,457        *
Common Stock     T.R. McDade.....................       23,498          6,000         29,498        *
Common Stock     M. Wallop.......................       17,387          9,000         26,387        *
Common Stock     W.A. Wise.......................    2,538,959(5)   1,622,917(6)   4,161,876        *
Common Stock     J.B. Wyatt......................       10,580          8,000         18,580        *
Common Stock     R. Eads.........................      189,618        324,667        514,285        *
Common Stock     H.B. Austin.....................      331,695        327,050        658,745        *
Common Stock     J.W. Somerhalder II.............      418,719        297,050        715,769        *
Common Stock     B. White Jr. ...................      384,314(7)     245,667        629,981        *
Common Stock..   Directors and executive officers
                 as a group (26 persons total,
                 including those individuals
                 listed above)...................    6,278,825      5,407,820     11,686,645    2.153%


---------------

 *  Less than 1%

(1) The individuals named in the table have sole voting and investment power with respect to shares of El Paso common stock beneficially owned, except that each of Messrs. Allumbaugh, Gibbons, Wise, and Austin shares with one or more other individuals voting and investment power with respect to 16,830, 2,000, 11,694 and 93,575 shares of common stock, respectively. This column also includes shares of common stock held in the El Paso Benefits Protection Trust (as of December 31, 2001) as a result of deferral elections made in accordance with El Paso benefit plans. These individuals share voting power with the trustee under that plan and receive dividends on such shares, but do not have the power to dispose of, or direct the disposition of, such shares until such shares are distributed. In addition, some shares of common stock reflected in this column for certain individuals are subject to restrictions.


(2)The directors and executive officers have the right to acquire the shares of common stock reflected in this column within 60 days of February 28, 2002, through the exercise of stock options.



(3) Mr. Braniff's beneficial ownership excludes 3,500 shares of El Paso common stock owned by his wife, of which Mr. Braniff disclaims any beneficial ownership.



(4) Mr. Kuehn's beneficial ownership excludes 20,500 shares of El Paso common stock owned by his wife, 20 shares owned by his children, and 4,200 shares held in trust for his children, of which Mr. Kuehn disclaims any beneficial ownership.



(5) Mr. Wise's beneficial ownership excludes 400 shares of El Paso common stock owned by his children under the Uniform Gifts to Minors Act, of which Mr. Wise disclaims any beneficial ownership.

(6) Includes 98,000 stock options held in the William & Marie Wise Family Ltd. Partnership.



(7) As of December 31, 2001.


                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The following table and narrative text discusses the compensation paid in 2001, 2000 and 1999 to our Chief Executive Officer and our four other most highly compensated executive officers. They were compensated for their services provided in all capacities to El Paso and its subsidiaries. The table also identifies the principal capacity in which each of the executives named in this proxy statement served El Paso at the end of fiscal year 2001.

                           SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION                       LONG-TERM COMPENSATION
                                     ----------------------------------------   ----------------------------------------
                                                                                        AWARDS               PAYOUTS
                                                                                -----------------------   --------------
                                                                                RESTRICTED   SECURITIES     LONG-TERM
                                                                 OTHER ANNUAL     STOCK      UNDERLYING   INCENTIVE PLAN
          NAME AND                     SALARY         BONUS      COMPENSATION     AWARDS      OPTIONS        PAYOUTS
     PRINCIPAL POSITION       YEAR      ($)           ($)(1)        ($)(2)        ($)(3)        (#)           ($)(4)
     ------------------       ----   ----------     ----------   ------------   ----------   ----------   --------------
William A. Wise               2001   $1,305,425     $3,432,000     $210,481     $1,715,997     768,250              --
  Chairman                    2000   $1,108,338     $2,730,000     $191,142     $2,729,940          --              --
  President & CEO             1999   $  275,001(6)  $3,800,000     $139,006     $2,199,966     500,000     $29,254,410
Ralph Eads                    2001   $  580,213     $1,400,000     $ 59,050     $  699,980     248,000              --
  Executive Vice              2000   $  503,129     $  920,000     $  2,762     $  919,907          --              --
  President                   1999   $  250,000(7)  $  375,000     $  1,108     $3,449,980     650,000              --
H. Brent Austin               2001   $  552,091     $1,140,000           --     $  569,992     223,000              --
  Executive Vice President    2000   $  454,167     $  880,000           --     $  879,887          --              --
  & Chief Financial Officer   1999   $  386,253     $1,113,000           --     $  674,994     125,000     $ 5,531,256
John W. Somerhalder II        2001   $  552,091     $1,140,000           --     $  569,992     223,000              --
  Executive Vice              2000   $  454,167     $  880,000     $    455     $  879,887          --              --
  President                   1999   $  360,000     $1,071,000     $    643     $  674,994     125,000     $ 5,495,006
Britton White Jr.(8)          2001   $  502,088     $  935,000           --             --     183,750              --
  Executive Vice President    2000   $  404,175     $  750,000           --     $  749,992          --              --
  & General Counsel           1999   $  347,502     $  956,000           --     $  559,999     125,000     $ 5,458,756


                               ALL OTHER
          NAME AND            COMPENSATION
     PRINCIPAL POSITION          ($)(5)
     ------------------       ------------
William A. Wise                $3,771,994
  Chairman                     $7,215,408
  President & CEO              $  148,368
Ralph Eads                     $  977,384
  Executive Vice               $3,972,036
  President                    $1,500,005
H. Brent Austin                $  950,530
  Executive Vice President     $1,808,331
  & Chief Financial Officer    $   42,628
John W. Somerhalder II         $  946,591
  Executive Vice               $1,805,260
  President                    $   36,985
Britton White Jr.(8)           $  963,640
  Executive Vice President     $1,817,614
  & General Counsel            $   53,202


---------------


(1) Under El Paso's current incentive compensation plans, executives are required to receive a substantial part of their annual bonus in restricted El Paso common stock. The amounts reflected in this column represent a combination of the market value of the restricted common stock and cash at the time awarded under the applicable El Paso incentive compensation plan. Dividends are paid directly to the holders of the restricted common stock during the four-year vesting schedule.



(2) The amount reflected for Mr. Wise in fiscal year 2001 includes, among other things, $90,000 for a perquisite and benefit allowance and $62,692 in value attributed to use of El Paso's aircraft. The amount reflected for Mr. Wise in fiscal year 2000 includes, among other things, $90,000 for a perquisite and benefit allowance and $56,734 in value attributed to use of El Paso's aircraft. The amount reflected for Mr. Wise in fiscal year 1999 includes, among other things, $90,000 for a perquisite and benefit allowance. The amount reflected for Mr. Eads in fiscal year 2001 includes, among other things, $42,000 for a perquisite and benefit allowance and $10,136 in value attributed to use of El Paso's aircraft. Except as noted, the total value of the perquisites and other personal benefits received by the other executives named in this proxy statement in fiscal years 2001, 2000 and 1999 are not included in this column since they were below the Securities and Exchange Commission's reporting threshold.



(3) El Paso's incentive compensation plans provide for and encourage participants to elect to take the cash portion of their annual bonus award in shares of restricted common stock. The amounts reflected in this column include the market value of restricted common stock on the date of grant. The total number of shares and value of restricted common stock (including the amount in this column) held on

    December 31, 2001, is as follows: Mr. Wise 550,732 and $24,320,325; Mr. Eads 155,750 and $6,877,920; Mr. Austin 127,852 and $5,645,944; Mr. Somerhalder
    127,852 and $5,645,944; and Mr. White 112,740 and $4,978,598. Most of these shares of El Paso's restricted common stock are subject to a time-vesting schedule of four years from the date of grant (including the shares awarded as part of the annual bonus) and other shares of restricted stock which are subject to both time-vesting and performance-vesting. With respect to performance-vesting, if the required El Paso performance targets are not met within a four-year time period, all unvested shares are forfeited. Any dividends awarded on the restricted common stock are paid directly to the holder of the El Paso common stock. These total values can be realized only if the executives named in this proxy statement remain employees of El Paso for the four years and, with respect to performance vesting, the performance goals regarding stockholder value are reached.



(4) No long-term incentive payments were made in fiscal years 2001 and 2000. The amounts in this column for fiscal year 1999 represent the market value of common stock and/or cash payout of performance units for the four-year cycle ended on December 31, 1998, and the automatic cash payment of 25% of the performance units outstanding as a result of the change in control transaction with Sonat Inc.



(5) The compensation reflected in this column for fiscal year 2001 includes El Paso's contributions to the El Paso Retirement Savings Plan and Supplemental Benefits Plan along with the above-market interest earned on deferred compensation. Specifically, these amounts for fiscal year 2001 were $7,650, $173,944 and $90,400 for Mr. Wise; $0, $0 and $102,384 for Mr. Eads; $7,650,
    $56,794 and $11,086 for Mr. Austin; $7,650, $56,794 and $7,147 for Mr.
    Somerhalder; and $7,650, $48,694 and $32,296 for Mr. White, respectively. In addition, the amounts include the remaining one-half of the special retention payment earned by each executive awarded in connection with the completion of the Coastal transaction and successful integration of the organizations. Specifically, the retention payments were $3,500,000 for Mr. Wise; $875,000 for Mr. Eads; $875,000 for Mr. Austin; $875,000 for Mr.
    Somerhalder; and $875,000 for Mr. White.



(6)The Compensation Committee determined that Mr. Wise's base salary, which was eliminated in 1996, be reinstated in 1999 in connection with El Paso's merger with Sonat Inc. The amount reflected is for a partial year.


(7) Mr. Eads joined El Paso during 1999, so the amount reflected is for a partial year.

(8) Mr. White retired from El Paso on December 31, 2001. The amount reflected in the bonus column for him includes $60,000 for El Paso mandated reductions to fund certain charitable organizations.

STOCK OPTION GRANTS


     The table on the following page sets forth the number of stock options granted at fair market value to each of the executives named in this proxy statement during the fiscal year 2001. In satisfaction of applicable SEC regulations, the table further sets forth the potential realizable value of such stock options in the year 2011 (the expiration date of the stock options) at arbitrarily assumed annualized rates of stock price appreciation of 5% and 10% over the full ten-year term of the stock options. As the table indicates, the annualized stock price appreciation of 5% and 10% will result in stock prices in the year 2011 of approximately $102.58 and $163.34, respectively, for the first (January 29, 2001) grant, and approximately $75.38 and $120.03, respectively, for the second (August 13, 2001) grant. The amounts shown in the table as potential realizable values for all stockholders' stock (approximately $21.2 billion and $53.8 billion for the first grant, and approximately $15.6 billion and $39.5 billion for the second grant), represent the corresponding increases in the market value of 536,267,944 shares of the common stock outstanding as of December 31, 2001. No gain to the executives named in this proxy statement is possible without an increase in stock price, which would benefit all stockholders proportionately. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the future performance of the common stock and overall stock market conditions. There can be no assurances that the potential realizable values shown in this table will be achieved.

                             OPTION GRANTS IN 2001

                                                                                         POTENTIAL REALIZABLE VALUE
                                                                                           AT ASSUMED ANNUAL RATES
                                                                                         OF STOCK PRICE APPRECIATION
                                               INDIVIDUAL GRANTS(1)                            FOR OPTION TERM
                                 ------------------------------------------------   -------------------------------------
                                              % OF TOTAL                            IF STOCK PRICE AT   IF STOCK PRICE AT
                                 NUMBER OF     OPTIONS                                 $102.57964          $163.34093
                                 SECURITIES    GRANTED                                  $75.37710          $120.02543
                                 UNDERLYING     TO ALL     EXERCISE                      IN 2011             IN 2011
                                  OPTIONS     EMPLOYEES      PRICE     EXPIRATION   -----------------   -----------------
NAME                             GRANTED(#)    IN 2001     ($/SHARE)      DATE            5%($)              10%($)
----                             ----------   ----------   ---------   ----------   -----------------   -----------------
ALL STOCKHOLDERS' STOCK
  APPRECIATION
  JANUARY 29, 2001 GRANT.......       N/A         N/A           N/A          N/A     $21,238,698,395     $53,823,031,693
  AUGUST 13, 2001 GRANT........       N/A         N/A           N/A          N/A     $15,606,522,719     $39,549,992,721
William A. Wise................   618,250        2.34%      $62.975    1/29/2011     $    24,485,568     $    62,051,237
                                  150,000        0.57%      $46.275    8/13/2011     $     4,365,315     $    11,062,565
Ralph Eads.....................   148,000        0.56%      $62.975    1/29/2011     $     5,861,487     $    14,854,158
                                  100,000        0.38%      $46.275    8/13/2011     $     2,910,210     $     7,375,043
H. Brent Austin................   148,000        0.56%      $62.975    1/29/2011     $     5,861,487     $    14,854,158
                                   75,000        0.28%      $46.275    8/13/2011     $     2,182,657     $     5,531,282
John W. Somerhalder II.........   148,000        0.56%      $62.975    1/29/2011     $     5,861,487     $    14,854,158
                                   75,000        0.28%      $46.275    8/13/2011     $     2,182,657     $     5,531,282
Britton White Jr. .............   118,750        0.45%      $62.975    1/29/2011     $     4,703,051     $    11,918,454
                                   65,000        0.25%      $46.275    8/13/2011     $     1,891,636     $     4,793,778

---------------

(1) The stock options granted in 2001 by El Paso to the executives named in this proxy statement vest as follows: the first grant vests one-third on each of the first three anniversaries of the grant date and the second grant vests one-half on each of the two anniversaries of the grant date. There were no stock appreciation rights granted in 2001. Any unvested stock options become fully exercisable in the event of a "change in control" (see page 24 of this proxy statement for a description of El Paso's 2001 Omnibus Incentive Compensation Plan and the definition of the term "change in control.") Under the terms of El Paso's 2001 Omnibus Incentive Compensation Plan, the Compensation Committee may, in its sole discretion and at any time, change the vesting of the stock options. Certain non-qualified stock options may be transferred to immediate family members, directly or indirectly or by means of a trust, corporate entity or partnership. Further, stock options are subject to forfeiture and/or time limitations in the event of a termination of employment.

OPTION EXERCISES AND YEAR-END VALUE TABLE


     The table on the following page sets forth information concerning stock option exercises and the fiscal year-end values of the unexercised stock options, provided on an aggregate basis, for each of the executives named in this proxy statement.

                      AGGREGATED OPTION EXERCISES IN 2001
                       AND FISCAL YEAR-END OPTION VALUES

                                                                  NUMBER OF
                                                            SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                               SHARES                      UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                              ACQUIRED        VALUE          FISCAL YEAR-END (#)         FISCAL YEAR-END ($)(2)
                             ON EXERCISE    REALIZED     ---------------------------   ---------------------------
NAME                             (#)         ($)(1)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                         -----------   -----------   -----------   -------------   -----------   -------------
William A. Wise............    300,000     $11,053,500(3)  1,371,333(4)    934,917     $29,013,903    $  495,834
Ralph Eads.................          0     $         0      260,000       638,000      $   773,500    $1,160,250
H. Brent Austin............     11,210     $   392,238      262,383       264,667      $ 4,902,657    $  123,959
John W. Somerhalder II.....     15,000     $   547,202      232,383       264,667      $ 4,011,844    $  123,959
Britton White Jr. .........      6,000     $   294,788(5)    256,383      225,417      $ 4,721,869    $  123,959

---------------

(1) The figures presented in this column have been calculated based upon the difference between the fair market value of the securities underlying each stock option on the date of exercise and its exercise price.


(2) The figures presented in these columns have been calculated based upon the difference between $45.10, the fair market value of the common stock on December 31, 2001, for each in-the-money stock option, and its exercise price. No cash is realized until the shares received upon exercise of an option are sold. No executives named in this proxy statement had stock appreciation rights that were outstanding on December 31, 2001.


(3) Mr. Wise realized this value by executing a regular exercise of stock options that were about to expire and he currently holds the shares acquired upon exercise.

(4) Includes 98,000 stock options held by the William & Marie Wise Family Ltd. Partnership.

(5) Mr. White realized this value by executing a regular exercise of incentive stock options and holding the shares of common stock.


LONG-TERM INCENTIVE AWARDS -- RESTRICTED STOCK


     The following table provides information concerning incentive awards of restricted common stock made under El Paso's 1999 Omnibus Incentive Compensation Plan. The number of shares of restricted common stock will vest if, and only if, the executives named in this proxy statement remain in the employ of El Paso for the specified time period and the required increase in total stockholder return is achieved during such time period.

                  LONG-TERM INCENTIVE PLANS -- AWARDS IN 2001
                                RESTRICTED STOCK

                                                              ESTIMATED NUMBER OF SHARES TO BE VESTED
                                                                 UNDER RESTRICTED STOCK GRANTS(1)
                                              PERFORMANCE    -----------------------------------------
                                                OR OTHER       BELOW
                                   NUMBER     PERIOD UNTIL   THRESHOLD   THRESHOLD   TARGET    MAXIMUM
NAME                              OF SHARES    MATURATION       (#)         (#)        (#)       (#)
----                              ---------   ------------   ---------   ---------   -------   -------
William A. Wise.................   200,000      4 years          0        60,000     120,000   200,000
Ralph Eads......................    35,000      4 years          0        10,500      21,000    35,000
H. Brent Austin.................    35,000      4 years          0        10,500      21,000    35,000
John W. Somerhalder II..........    35,000      4 years          0        10,500      21,000    35,000
Britton White Jr. ..............    30,000      4 years          0         9,000      18,000    30,000

---------------


(1) The indicated number of shares of restricted common stock vest at the Threshold, Target and Maximum levels only if total stockholder return equals or exceeds 40%, 65% and 90%, respectively, within the indicated performance period. Total stockholder return equals stock price appreciation/depreciation, plus any dividends and distributions declared on El Paso's common stock during the performance period.

PENSION PLAN

     Effective January 1, 1997, El Paso amended its pension plan to provide pension benefits under a cash balance plan formula that defines participant benefits in terms of a hypothetical account balance. Prior to adopting a cash balance plan, El Paso provided pension benefits under a plan ("Prior Plan") that defined monthly benefits based on final average earnings and years of service. Under the cash balance plan, an initial account balance was established for each El Paso employee who was a participant in the Prior Plan on December 31, 1996. The initial account balance was equal to the present value of Prior Plan benefits as of December 31, 1996. At the end of each calendar quarter, participant account balances are increased by an interest credit based on 5-Year Treasury bond yields, subject to a minimum interest credit of 4% per year, plus a pay credit equal to a percentage of salary and bonus. The pay credit percentage is based on the sum of age plus service at the end of the prior calendar year according to the following schedule:

                                                            PAY CREDIT
AGE PLUS SERVICE                                            PERCENTAGE
----------------                                            ----------
Less than 35..............................................      4%
35 to 49..................................................      5%
50 to 64..................................................      6%
65 and over...............................................      7%

     Under El Paso's pension plan and applicable Internal Revenue Code provisions, compensation in excess of $170,000 cannot be taken into account and the maximum payable benefit in 2001 was $140,000. Any excess benefits otherwise accruing under El Paso's pension plan are payable under El Paso's Supplemental Benefits Plan.

     Participants with an initial account balance on January 1, 1997 (including each of the executives named in this proxy statement, except Mr. Eads) continue to accrue pension benefits under the Prior Plan formula through the end of 2001. Upon retirement, the pension benefit equals the greater of the cash balance formula benefit or the Prior Plan benefit accrued as of the end of 2001.

     Estimated annual benefits payable from the pension plan and Supplemental Benefits Plan upon retirement at the normal retirement age for each executive named in this proxy statement is reflected below (based on assumptions that each executive named in this proxy statement receives base salary shown in the Summary Compensation Table with no pay increases, receives maximum annual bonuses and cash balances are credited with interest at a rate of 4% per annum):

                                                          ESTIMATED
NAMED EXECUTIVE                                       ANNUAL BENEFITS(1)
---------------                                       ------------------
William A. Wise.....................................       $842,452
Ralph Eads..........................................       $495,070
H. Brent Austin.....................................       $282,125
John W. Somerhalder II..............................       $464,416
Britton White Jr. ..................................       $ 36,004
---------------
(1) For Messrs. Wise, Austin and White, the amounts reflected have been reduced as a result of their participation in the Estate Enhancement
    Program, as described on page 23 of this proxy statement.

                               PERFORMANCE GRAPHS

     El Paso has made previous filings and may make future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this proxy statement, in whole or in part. The following graphs, the Audit Committee Report and the Compensation Committee Report on Executive Compensation do not constitute soliciting materials and are not considered filed or incorporated by reference into any other El Paso filing or filing of its subsidiaries or affiliates under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless we state otherwise.

     The following graphs reflect the changes in the value of $100 invested since December 31, 1996 and March 12, 1992 (this is the date on which El Paso's common stock was initially offered to the public) as invested in El Paso's common stock, the Standard & Poor's 500 Stock Index and the Standard & Poor's Natural Gas Index.

        COMPARISON OF ANNUAL CUMULATIVE TOTAL VALUES FROM 1996-2001 FOR
         EL PASO, THE S&P 500 STOCK INDEX AND THE S&P NATURAL GAS INDEX

                              [PERFORMANCE CHART]

--------------------------------------------------------------------------------------
                        12/96      12/97      12/98      12/99      12/00      12/01
--------------------------------------------------------------------------------------
 El Paso               $100.00    $134.90    $144.40    $164.50    $308.50    $ 195.30
 S&P 500 Stock Index   $100.00    $133.40    $171.50    $207.60    $188.70    $ 166.30
 S&P Natural Gas
   Index               $100.00    $118.00    $129.50    $154.10    $270.50    $ 117.30

COMPARISON OF ANNUAL CUMULATIVE TOTAL VALUES FROM 1992-2001 FOR EL PASO,
             THE S&P 500 STOCK INDEX AND THE S&P NATURAL GAS INDEX

                              [PERFORMANCE CHART]

--------------------------------------------------------------------------------------------------------------------------------
                        3/12/92      12/92       12/93       12/94       12/95       12/96       12/97       12/98       12/99
--------------------------------------------------------------------------------------------------------------------------------
 El Paso                $100.00     $ 167.6     $ 200.4     $ 176.1     $ 173.9     $ 315.6     $ 425.9     $ 455.7     $ 519.3
 S&P 500 Stock Index    $100.00     $ 108.3     $ 119.2     $ 120.7     $ 166.1     $ 204.3     $ 272.4     $ 350.3     $ 424.0
 S&P Natural Gas
 Index                  $100.00     $ 122.6     $ 145.6     $ 138.9     $ 196.4     $ 261.0     $ 308.0     $ 337.9     $ 402.3

--------------------  ---------------------
                        12/00       12/01
--------------------  ---------------------
 El Paso               $ 973.8     $ 616.5
 S&P 500 Stock Index   $ 385.4     $ 339.6
 S&P Natural Gas
 Index                 $ 706.0     $ 306.2

     The annual values of each investment are based on the share price appreciation and assume cash dividend reinvestment. The calculations exclude any applicable brokerage commissions and taxes. Cumulative total stockholder return from each investment can be calculated from the annual values given above.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     The law firm of McDade Fogler Maines, L.L.P. provided legal services to El Paso in fiscal year 2001. Thomas R. McDade, a director of El Paso, is a senior partner of that law firm. In fiscal year 2001, McDade Fogler Maines, L.L.P. provided legal services to El Paso and was paid approximately $230,000 by El Paso for such services.



     Non-Telecommunications Executive Investment Program. In February 2001, sixteen El Paso executives, including Messrs. Wise, Eads, Austin and Somerhalder, purchased shares (the "Subject Shares") representing approximately 3.35% of El Paso's consolidated telecommunications subsidiary, El Paso Global Networks Company ("Global Networks"). Messrs. Wise, Eads, Austin and Somerhalder invested $5,000,000, $1,500,000, $500,000, and $1,000,000, respectively. Of such amount, El Paso loaned (at a 5.07% interest rate and 40% recourse to the executive) Messrs. Wise, Eads, Austin, and Somerhalder $4,000,000, $1,200,000, $400,000, and $800,000 respectively, to enable the executive to purchase the Subject Shares. In October 2001, El Paso refocused its telecommunications strategy and, to give itself greater flexibility in the operations of Global Networks, sought to reacquire all outstanding common stock and stock options of Global Networks. Following approval of El Paso's Compensation Committee of the Board of Directors, El Paso exercised its right to repurchase the Subject Shares for fair value from Messrs. Wise, Eads, Austin and Somerhalder for

$5,400,000, $1,620,000, $540,000 and $1,080,000, respectively. The sale proceeds, net of the loan amounts, were remitted to the executives. In addition, the executives paid to El Paso an amount equal to the full accrued, but unpaid, interest on the loans. Specifically, Messrs. Wise, Eads, Austin and Somerhalder paid interest to El Paso in the amounts of $142,238, $42,671, $14,224 and $28,448, respectively.



     See "Employment Contracts, Termination of Employment and Change in Control Arrangements" starting on page 22 of this proxy statement for information related to loans to certain executive officers named in this proxy statement. El Paso does not have any continuing lines of credit for loans to its executive officers.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     El Paso's executive officer compensation program is administered and reviewed by the Compensation Committee. The Compensation Committee currently consists of Messrs. Allumbaugh, Bissell, Gibbons and Wyatt. Mr. Bissell became a member of the Compensation Committee on January 29, 2001, when the Coastal transaction closed. The Compensation Committee has neither interlocks nor insider participation.

POLICIES AND MISSION

     The Compensation Committee has determined that the compensation program of executive officers should not only be adequate to attract, motivate and retain competent executive personnel, but should also be directly and materially related to the short-term and long-term objectives and operating performance of El Paso. To achieve these ends, executive compensation (including base salary, year-end bonus, restricted stock awards, stock option grants and other long-term incentive awards) is, to a significant extent, dependent upon El Paso's financial performance and the return on its common stock. However, to ensure that El Paso is strategically and competitively positioned for the future, the Compensation Committee also has the discretion to attribute significant weight to other factors in determining executive compensation, such as maintaining competitiveness, implementing capital improvements, expanding markets, pursuing growth opportunities and achieving other long-range business and operating objectives.


     In order to determine appropriate levels of executive compensation, the Compensation Committee periodically conducts a thorough competitive evaluation, reviews proprietary and proxy information, and consults with and receives advice from an independent compensation consulting firm. The Compensation Committee also considers relevant industry and market changes when evaluating El Paso's performance as well as each individual executive's performance. The independent consulting firm provides data and information that compares El Paso with a peer group of companies for evaluation purposes. The peer group consists of a majority of the companies included in the S&P Natural Gas Index (reflected in the Performance Graphs starting on page 16 of this proxy statement) along with certain additional companies which the consulting firm and the Compensation Committee believe represent El Paso's most direct competition for executive talent.



     During 2001, the Compensation Committee requested an independent compensation consulting firm to conduct an analysis of El Paso's executive compensation and benefit plans, including a survey and comparative analysis of compensation plans of other companies of similar size, and engaged in similar businesses, taking into account the Coastal transaction. The Compensation Committee believed such an analysis and reevaluation were timely and necessary in light of the substantial increase in the size of the organization and substantially broader business scope and focus of El Paso following the combination with Coastal. After the study was completed, the Compensation Committee met with the compensation consulting firm to review its conclusions and consider its recommendations for appropriate changes. In a session with the consultant, the Compensation Committee reviewed not only the compensation levels and components of the total compensation package for the CEO and other named executives vis-a-vis similar positions in comparable companies, but also reevaluated the compensation philosophy and plans described herein to confirm that they remain consistent with, and continue to contribute to the accomplishment of, the overall business objectives of El Paso.

     A primary mission of the Compensation Committee is to ensure that each executive officer's compensation is directly related to the performance of El Paso and its common stock, and the performance of the individual executive officer. To reach these objectives, the Compensation Committee has established an executive compensation program with a strong performance-based orientation. In particular, the Compensation Committee has determined, in consultation with the independent consulting firm, that if El Paso and the individuals have performed at an exceptional level, the value of long-term incentive awards for executive officers, including the CEO, should be targeted in the top quartile of the peer group. These long-term incentive awards should tie directly to the performance of the common stock and consist of approximately 50% in stock options and 50% in performance units (payable in cash and/or common stock with the value ranging from $0 to $150 per performance unit depending upon El Paso's relative total shareholder return to its peers). With respect to cash compensation, the base salary of executive officers is targeted at or near the 50th percentile of the peer group (described above). Total cash compensation under El Paso's current plans can reach approximately the 75th percentile of such peer group with the year-end incentive bonuses. Total cash and long-term incentives may reach the 90th percentile of the peer group in a year of exceptional performance. In addition, the Compensation Committee, in consultation with the independent consulting firm, determined that a retention program was necessary to ensure that the CEO and other named executives remained with El Paso during the critical integration and merger process with the Coastal organization.


     As a result of the analysis and reevaluation process described above, the Compensation Committee determined that potential year-end bonuses should range, depending upon El Paso and individual performance, from 0% to 240% of base salary for the CEO, from 0% to 200% for Mr. Eads, 0% to 190% for Messrs. Austin and Somerhalder, and from 0% to 170% for Mr. White. Based on objectives established each year, the Compensation Committee determines the specific percentage bonus to be awarded to each recipient based upon both El Paso's and the individual executive's performance.

     While Mr. Wise does have an employment agreement with El Paso, as described on page 22 of this proxy statement, his compensation and benefits are determined under El Paso plans and programs in effect from time to time in accordance with the policies described above. Except for Mr. Eads, whose employment arrangement is described on page 23 of this proxy statement, none of the other named executives received compensation governed or affected by employment agreements.

     Section 162(m) of the IRC ("Section 162(m)") was enacted in 1993 and generally affects El Paso's federal income tax deduction for compensation paid to El Paso's CEO and four other highest paid executive officers. To the extent compensation is "performance-based" within the meaning of Section 162(m), the Section's limitations will not apply. Since 1993, the Board of Directors has adopted, and the stockholders have approved, certain El Paso compensation plans, which have been structured to qualify as performance-based compensation under
Section 162(m). In addition to requiring and encouraging stock ownership by El Paso executives, these plans are designed to allow the Compensation Committee to provide appropriate compensation when certain performance goals have been achieved. While the Compensation Committee strives to make awards under El Paso plans that are intended to qualify as performance-based compensation under
Section 162(m), it is possible under certain circumstances that some portion of the compensation paid to El Paso's CEO and other executive officers will not meet the standards of deductibility under Section 162(m). The Compensation Committee reserves the right to award compensation which does not qualify as performance-based under Section 162(m) if it determines that such awards are necessary to provide a competitive compensation package to attract and retain qualified executive talent.

EL PASO PERFORMANCE AND CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee reviewed El Paso's 2001 financial goals and non-financial goals. The financial goals consisted of earnings before interest and taxes, earnings per share, after tax return on common equity, cash flow and operating and maintenance cost objectives. El Paso's 2001 non-financial goals consisted of completing the implementation of the Coastal post-merger reengineering plan and achieving certain specific goals for each business unit. For the regulated pipeline business segment, these goals consisted of optimizing assets, recontracting capacity that had been turned back to the pipeline and capitalizing on growth opportunities in the pipeline industry. For the Merchant Energy group, these goals included gaining efficiencies through merger integration, integrating facility operations, implementing certain risk management systems, developing strategic international projects and reducing the company's risk profile. For El Paso's Field Services business, these goals included infrastructure growth for the mid-stream business through El Paso Energy Partners, completion of the Field Services' integration and reengineering plan, and continuing to reduce risk profile. For the exploration and production business segment, these non-financial goals included maximizing production and adding additional low cost reserves. In addition, each business unit had specific operational goals (primarily continued enhancement of safety programs).



     After analyzing these goals and the company's performance, the Compensation Committee hereby certifies that El Paso has attained the necessary performance goals for the 2001 performance period to make incentive awards under El Paso's 2001 Omnibus Incentive Compensation Plan and/or 1999 Omnibus Incentive Compensation Plan, as applicable. Although the attainment of all performance targets is not required, all such performance targets are evaluated to determine the maximum incentive award opportunity in a given year and what incentive awards are actually made. The Compensation Committee does not assign relative weights to each of the factors and criteria used in determining executive compensation. Moreover, any publication of sensitive and proprietary quantifiable targets and other specific goals for both El Paso and the CEO which are established and applied each year could adversely affect El Paso.



     The Compensation Committee, consistent with its policies and mission, applied the information and performance factors for 2001 to determine the appropriate compensation for Mr. Wise and other executive officers. In analyzing these performance factors, the Compensation Committee recognized the unique business and political challenges that the executive management team faced in 2001. These challenges included extremely volatile commodity prices, difficult financial markets, and a challenging legal, political and regulatory environment as a result of the California energy crisis and the collapse of a major competitor. Despite these challenges, the management team responded quickly and decisively to preserve and to enhance El Paso's position with respect to its customers, suppliers, creditors, employees and communities. Management, led by Mr. Wise, was proactive in anticipating and leading significant efforts to strengthen El Paso's balance sheet to, among other things, (1) reassure credit rating agencies, (2) position El Paso competitively for the future, and (3) preserve shareholder value. Management was successful in the completion of the post-Coastal and GTT merger reengineering, the creation of a liquefied natural gas strategy, the development of several strategic international projects, the deployment of state of the art merchant energy technology risk management tools, and in delivering record earnings and cash flow. In 2001, Mr. Wise displayed exceptional foresight and responsiveness to the rapidly changing industry-wide, political and general economic conditions facing El Paso. Throughout this volatile period, Mr. Wise managed the strategic direction of the company and continued to leverage El Paso's expertise and assets through a carefully planned strategic growth program, which is demonstrated by the financial performance of El Paso. Having reviewed the contribution that the CEO made to El Paso's performance in 2001, the Compensation Committee believes that he continues to demonstrate the motivational, planning and leadership qualities that the executive compensation program was designed to foster and reward. Further, the Compensation Committee commends Mr. Wise, and the management team, for El Paso's exceptional financial performance during a year filled with unprecedented challenges.


     In recognition of Mr. Wise's overall performance and his responsibility for El Paso's successes during 2001, the Compensation Committee determined that he should receive the highest rating, and awarded him the maximum incentive bonus available under the incentive award opportunity discussed above (240% of base salary). In support of the Compensation Committee's long-term compensation mission to provide competitive compensation incentives to retain and motivate executive officers, Mr. Wise was granted 768,250 stock options and 200,000 shares of performance-based restricted common stock during 2001. The specific amounts of these equity grants for Mr. Wise and the other named executives was determined in accordance with the targets and formulas recommended by El Paso's independent consulting firm, as described in more detail above. The Compensation Committee, in consultation with the independent consulting firm, adjusted Mr. Wise's base salary to $1,430,000 to remain competitive for executive talent. As a result of the implementation of the retention programs discussed above, the Compensation Committee awarded the remaining one-half of the retention payment related to the Coastal transaction, which is reflected on the Summary Compensation Table.

COMPENSATION OF OTHER EXECUTIVE OFFICERS

     The Compensation Committee, in consultation with the independent consulting firm, applied the information and performance factors outlined above in reviewing and approving the compensation of El Paso's other executive officers. This process resulted in a determination that, based upon individual performance and their significant individual contributions to overall El Paso performance during the fiscal year 2001, each of the other four named executive officers should be awarded the maximum incentive bonus available under the incentive award opportunity discussed above (170%, 190% or 200% of base salary, as applicable). Stock options and shares of performance-based restricted common stock were granted in 2001 to executive officers to provide continuing incentives for future performance. The number of options and performance-based restricted common stock granted to such executives was determined in accordance with the targets and formulas recommended by El Paso's independent consulting firm in light of the Coastal transaction, as described in more detail above. The remaining one-half of the retention payments granted to the other named executives for being essential to the successful integration of the Coastal organization were paid in 2001 and are reflected on the Summary Compensation Table. Base salaries were adjusted for the other named executive officers, determined in consultation with the independent consulting firm, to remain competitive for executive talent, and in consideration of the increased job responsibilities associated with the Coastal transaction.

           THE 2001 COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Byron Allumbaugh   John M. Bissell  James F. Gibbons  Joe B. Wyatt
   (Chairman)         (Member)          (Member)        (Member)

                             AUDIT COMMITTEE REPORT

     All members of the Audit Committee are independent, as that term is defined in the New York Stock Exchange rules. Each member of the Audit Committee is also financially literate, as that qualification is interpreted by El Paso's Board of Directors in its business judgment. The Audit Committee currently consists of Messrs. Wallop, Braniff, Kuehn and MacNeil. Messrs. Kuehn and MacNeil became members of the Audit Committee on January 29, 2001, when the Coastal transaction closed.

POLICIES AND MISSION

     The Audit Committee recommends the independent certified public accountants for Board of Director approval, engages in a discussion with the independent accountants regarding the objectivity and independence of the accountants, reviews the adequacy of the Audit Committee Charter, reviews El Paso's Securities and Exchange Commission filings, reviews significant financial reporting issues with the El Paso controller, reviews risk management and internal audit procedures with the head of El Paso's internal audit, and engages in any necessary private sessions with El Paso's internal audit and independent accountants.

AUDIT COMMITTEE STATEMENT

     The Audit Committee, consistent with its policies and mission, has adopted a charter, which is included as Exhibit A to this proxy statement. The Audit Committee has reviewed and discussed the audited financial statements with El Paso management; discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as modified or supplemented; received a written disclosure letter from El Paso's independent certified public accountants as required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified and supplemented, and has discussed with the independent certified public accountants the independent accountant's independence; and based on the preceding review and discussions contained in this paragraph, recommended to the Board of Directors that the audited financial statements be included in El Paso's Annual Report on Form 10-K for the 2001 fiscal year for filing with the Securities and Exchange Commission.

     El Paso's management is responsible for El Paso's financial reporting process, internal audit process and the preparation of El Paso's financial statements. El Paso's independent accountants are responsible for auditing those financial statements. The Audit Committee monitors and reviews these processes and does not conduct auditing or accounting reviews or procedures. The Audit Committee relies on El Paso's management's representation that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, and on the representations of El Paso's independent accountants included in their report on El Paso's financial statements.

        CURRENT MEMBERS OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Malcolm Wallop  Juan Carlos Braniff  Ronald L. Kuehn, Jr.  J. Carleton MacNeil, Jr.
  (Chairman)         (Member)              (Member)                (Member)

              EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
                         CHANGE IN CONTROL ARRANGEMENTS

EMPLOYMENT AGREEMENTS


     El Paso entered into an employment agreement with Mr. Wise effective July 31, 1992. The Agreement was for a term of three years. It is automatically renewed at the end of every month which re-establishes a three-year term on the first of each month unless either party notifies the other that the agreement will not be renewed. Compensation and benefits for Mr. Wise are determined under El Paso's benefit plans and programs in effect from time to time. If Mr. Wise's employment is terminated involuntarily, without cause, or is voluntarily terminated by Mr. Wise for "good reason" (as defined in the Key Executive Severance Protection Plan (the "Severance Plan"), which is discussed below), Mr. Wise will receive his salary, a bonus equal to 50% percent of the maximum bonus, but not less than 50% of his annual salary opportunity in effect at the time of termination, and benefits through the end of the current term of the employment agreement. If Mr. Wise's employment is terminated for any reason other than a "change in control" which is defined in the Severance Plan, his salary, bonus or benefits (with the exception of the defined benefit pension plan payments) will be reduced by comparable compensation received by new employment. If Mr. Wise's employment is terminated because of death, involuntary termination for cause or is voluntarily terminated by Mr. Wise other than for "good reason," Mr. Wise's right to receive his salary shall cease on the date of termination of his employment and his right to receive benefits will be determined according to the terms of El Paso's applicable plans. In March 1999, subject to certain conditions, Mr. Wise waived his right to terminate his employment for "good reason" by reason of no longer serving as the Chairman of the Board of El Paso following the merger with Sonat. Mr. Wise's employment agreement also provides that Mr. Wise is entitled to pension benefits under the terms of El Paso's Supplemental Benefits Plan, however, such pension benefits will be based on one additional year of "age" and "service" credit for each year of the term. Upon termination of his employment, this benefit will be funded through a trust. If Mr. Wise's employment is terminated prior to the end of the term, other than as a result of either a "change in control" of El Paso or his voluntary termination of the agreement for "good reason" pursuant to six months prior written notice to El Paso of such termination, Mr. Wise will be subject to a noncompetition provision through the end of the term. Any compensation and benefits received by Mr. Wise under the Severance Plan will offset obligations of a similar nature under Mr. Wise's employment agreement. In 1999, the Compensation Committee decided to reinstate Mr. Wise's base salary (which had been eliminated in 1996) in connection with El Paso's merger with Sonat. During 2000, the Compensation Committee determined that Mr. Wise's employment agreement should be amended and restated (dated February 1, 2001) to reflect previous amendments and to provide for an incentive to retain Mr. Wise as Chairman of El Paso until he reaches age 60 by granting him a one-fourth fractional interest in a mid-size corporate jet for a period of five years (and extended to ten years if certain El Paso stock price thresholds are achieved) after his retirement as Chairman, subject to certain initial ($3,000,000 -- $6,000,000) and annual (not to exceed $2,000,000)
monetary limitations, as adjusted for the corporate jet fractional share market prices. El Paso will reimburse Mr. Wise for any taxes he may incur as a result of this arrangement. Any residual value of the aircraft at the end of the term shall belong to El Paso.

During 1997, El Paso loaned Mr. Wise $1,564,000 for the purchase of his residence in Houston in connection with El Paso's relocation to Houston from El Paso, Texas. The loan and interest (at 6.8%) thereon is payable at the end of ten years, or at the time of Mr. Wise's retirement from El Paso, whichever is earlier. The loan is secured by Mr. Wise's Houston residence. In the event of a "change in control" (as defined in the Severance Plan) and if Mr. Wise meets all the requirements for a severance benefit under the Severance Plan, he will not be required to repay the loan and accrued interest and he may be entitled to a payment to cover any adverse tax consequences (as provided in the Severance
Plan). On January 15, 2002, 300,000 of Mr. Wise's stock options were due to expire. During 2001, El Paso agreed to loan Mr. Wise the funds (in an aggregate amount up to $7,332,195) to exercise these options and purchase shares of El Paso common stock. The loan and interest, at 4.99% thereon, are payable at the end of ten years, or at the time of Mr. Wise's retirement from El Paso, whichever is earlier. The loan is recourse to Mr. Wise and is secured by Mr. Wise's interest in the 300,000 shares (including all in-kind distributions, dividends, or otherwise), and any cash, instruments and other property received in respect of or in exchange for the shares. In the event of a "change in control" (as defined in the Severance Plan) and if Mr. Wise meets all the requirements for a severance benefit under the Severance Plan, he will not be required to repay the loan and accrued interest and he may be entitled to a payment to cover any adverse tax consequences (as provided in the Severance
Plan).


     As part of the merger with Sonat, El Paso entered into a termination and consulting agreement with Ronald L. Kuehn, Jr., dated October 25, 1999. Under this Agreement, Mr. Kuehn served as the non-executive Chairman of El Paso's Board of Directors through December 31, 2000, and received a fee of $20,833 per month from October 25, 1999 through December 31, 2000. In addition, Mr. Kuehn received the perquisites that were available to him prior to the merger with Sonat, as well as non-cash compensation available to other non-employee Directors. Starting on October 25, 1999, and for the remainder of his life, Mr. Kuehn will receive certain ancillary benefits made available to him prior to the merger with Sonat, including the provision of office space and related services, and payment of life insurance premiums sufficient to provide a death benefit equal to four times his base pay as in effect immediately prior to October 25, 1999. Mr. Kuehn and his eligible dependents will also receive retiree medical coverage.


     El Paso entered into a letter agreement with Mr. Eads dated June 16, 1999. As part of this agreement, Mr. Eads is entitled to an annual base salary and a one-time cash sign-on bonus for 1999 and a one-time credit to the Deferred Compensation Plan for 2000, which are reflected on the Summary Compensation Table. In addition, Mr. Eads is entitled to a bonus, performance units, stock options and restricted common stock in amounts established by the Compensation Committee. Mr. Eads is also entitled to the normal and customary perquisite allowance and other benefits and privileges accorded to him in his status as a senior executive of El Paso. Mr. Eads' employment may be terminated at any time and at will by either him or El Paso.


     El Paso entered into a letter agreement with Mr. White dated February 22, 1991. As part of this agreement, Mr. White is entitled to additional years of credited service with respect to pension benefits which are payable under El Paso's Supplemental Benefits Plan if he remains employed with El Paso until the specified age set forth in the letter agreement. Mr. White retired from El Paso on December 31, 2001, and his letter agreement terminated. As part of his retirement, Mr. White entered into a consulting agreement whereby he has agreed to provide professional consulting services to El Paso through December 31, 2002. During 2002, El Paso will pay Mr. White $45,833 per month for his consulting services. As part of his retirement, he will receive his accrued retirement benefits, deferred account balances, vested stock options, certain restricted stock as provided under applicable plans and performance units (including an additional six months of vesting). Through December 31, 2003, Mr. White is entitled to have El Paso purchase the home he acquired in connection with his transfer to Houston pursuant to the Domestic Relocation Policy, as described on page 26 of this proxy statement, and pay the costs incurred in connection with the relocation of his household goods, including a tax gross-up for taxes attributed to such relocation benefits.


BENEFIT PLANS

     Estate Enhancement Program (EEP). In 2001, Messrs. Wise, Austin and White each reduced the balance of certain compensation payable to them under the Supplemental Benefits Plan in exchange for the right to participate in the EEP. The program provides for a loan to purchase a life insurance policy under a family trust. The trust is the named beneficiary under the life insurance policy, and the loan with accrued interest will be repaid with proceeds of the policy after the participant's, or his spouse's death, whichever is later. The compensation that was reduced had been awarded in prior years and was disclosed as required in earlier proxy statements of El Paso. The cost of this program will not exceed the cost El Paso would have paid as compensation with respect to the reduced amounts. In addition to certain executive officers, non-employee directors are eligible to participate in this program if they have at least $200,000 in deferred benefits under the 1995 Compensation Plan for Non-Employee Directors, as described on page 5 of this proxy statement.

     Key Executive Severance Protection Plan. This plan provides severance benefits following a "change in control" of El Paso for certain officers of El Paso and its subsidiaries. The benefits of the plan include: (1) an amount equal to three times the participant's annual salary, including maximum bonus amounts as specified in the plan; (2) continuation of life and health insurance for an 18-month period following termination; (3) supplemental pension calculated by adding three years of additional credited pension service; (4) certain additional payments to the terminated employee if the payments made under the plan are subject to a specified adverse excise tax; and (5) payment of legal fees and expenses incurred by the employee to enforce any rights or benefits under the plan. Benefits are also payable for any termination of employment for a participant in the plan within two years of the date of a change of control, except where termination is by reason of death, disability, for cause or instituted by the employee for other than good reason (as defined in the plan). A change in control has occurred if: (i) any person or entity becomes the beneficial owner of 20% or more of El Paso's common stock; (ii) any person or entity (other than El Paso) purchases the common stock by way of a tender or exchange offer; (iii) El Paso stockholders approve a merger or consolidation, sale or disposition or a plan of liquidation or dissolution of all or substantially all of El Paso's assets; or (iv) if over a two year period a majority of the members of the Board of Directors at the beginning of the period cease to be directors. A change in control has not occurred if El Paso is involved in a merger, consolidation or sale of assets in which the same stockholders of El Paso before the transaction own 80% of the outstanding common stock after the transaction is complete.

     2001 Omnibus Incentive Compensation Plan. This plan provides for the grant to officers and key employees of El Paso and its subsidiaries of stock options, stock appreciation rights, limited stock appreciation rights, performance units and restricted stock. The plan administrator designates which employees are eligible to participate, the amount of any grant and the terms and conditions (not otherwise specified in the plan) of such grant. If a "change in control," as defined under the Key Executive Severance Protection Plan, occurs: (1) all outstanding stock options become fully exercisable; (2) stock appreciation rights and limited stock appreciation rights become immediately exercisable; (3) designated amounts of performance units become fully vested; (4) all restrictions placed on awards of restricted common stock automatically lapse; and (5) the current year's maximum incentive award for each officer participating in the plan becomes fully payable within 30 days.


     1999 Omnibus Incentive Compensation Plan. This plan provided for the grant to officers and key employees of El Paso and its subsidiaries of stock options, stock appreciation rights, limited stock appreciation rights, performance units and restricted stock. This plan was replaced by the 2001 Omnibus Incentive Compensation Plan. Although this plan has been terminated with respect to new grants, certain shares of restricted common stock, stock options and performance units remain outstanding under it. If a "change of control" of El Paso occurs, all restrictions placed on restricted common stock lapse, all stock options become fully exercisable, and designated amounts of performance units become fully vested. For purposes of the plan, the term "change in control" has the same meaning given such term in the Key Executive Severance Protection Plan.


     1995 Incentive Compensation Plan. This plan provided that awards of cash and/or shares of restricted common stock could be granted to eligible officers of El Paso and its subsidiaries. Although this plan has been terminated with respect to new grants, certain shares of restricted common stock remain outstanding under it. If a "change of control" of El Paso occurs, all restrictions placed on restricted common stock lapse. For purposes of the plan, the term "change in control" has the same meaning given such term in the Key Executive Severance Protection Plan.

     1995 Omnibus Compensation Plan. This plan provided that stock options, stock appreciation rights, limited stock appreciation rights, performance units and restricted stock could be granted to officers and key employees of El Paso and its subsidiaries. Although this plan has been terminated with respect to any new grants, certain stock options remain outstanding under it. If a "change of control" of El Paso under this plan occurs, all outstanding stock options become fully exercisable. For purposes of this plan, the term "change of control" is defined in the Key Executive Severance Protection Plan.

     Omnibus Compensation Plan. This plan provided for the grant of stock options, stock appreciation rights, limited stock appreciation rights, performance share units and restricted common stock to officers and key employees of El Paso and its subsidiaries. Although this plan has been terminated with respect to any new grants, certain stock options remain outstanding under it. Pursuant to the terms of the plan, if a "change in control" of El Paso occurs, all outstanding stock options become fully exercisable. For purposes of the plan, the term "change in control" has the same meaning given such term in the Key Executive Severance Protection Plan, except that the definition does not contain the exclusion dealing with mergers, consolidations or sales of assets of El Paso in connection with a corporate restructuring of El Paso.

     Strategic Stock Plan. This plan provides for the grant of stock options, stock appreciation rights, limited stock appreciation rights and shares of restricted common stock to officers and key employees of El Paso and its subsidiaries primarily in connection with El Paso's strategic acquisitions. The Plan Administrator determines which employees are eligible to participate, the amount of any grant and the terms and conditions (not otherwise specified in the plan) of such grant. If a change in control, as defined earlier under the Key Executive Severance Protection Plan, occurs: (1) all outstanding stock options become fully exercisable; (2) stock appreciation rights and limited stock appreciation rights become immediately exercisable; and (3) all restrictions placed on awards of restricted common stock automatically lapse.


     Supplemental Benefits Plan. This plan provides for certain benefits to officers and key management employees of El Paso and its subsidiaries. The benefits include: (1) a credit equal to the amount that a participant did not receive under El Paso's Pension Plan because the Pension Plan does not consider deferred compensation (whether in deferred cash or deferred restricted common stock) for purposes of calculating benefits and eligible compensation is subject to certain Internal Revenue Code limitations; and (2) a credit equal to the amount of El Paso's matching contribution to El Paso's Retirement Savings Plan that cannot be made because of a participant's deferred compensation and Internal Revenue Code limitations. The plan may not be terminated so long as the Pension Plan and/or Retirement Savings Plan remain in effect. The management committee of this plan designates who may participate and also administers the plan. Benefits under El Paso's Supplemental Benefits Plan are paid upon termination of employment in a lump-sum payment, in annuity or in periodic installments. In the event of a change in control (as defined under the Key Executive Severance Protection Plan), the supplemental pension benefits become fully vested and nonforfeitable. Executive officers may elect to have their benefits reduced under this plan in exchange for the right to participate in the Estate Enhancement Program, as described on page 23 of this proxy statement.



     Deferred Compensation Plan. This plan allows eligible executives and key management employees of El Paso and its subsidiaries to defer all or a portion of their base salaries and any other deferrals (including certain equity awards) made in accordance with certain of El Paso's compensation plans. The management committee of this plan designates the executives and key management employees who may participate. Amounts deferred are payable upon termination of employment in a lump-sum payment or in periodic installments, except that the management committee may, in its discretion, accelerate payments. Any amounts deferred shall be credited with interest, gains/losses based on investments or other indices specified by the management committee. Executive officers may elect to have their benefits reduced under this plan in exchange for the right to participate in the Estate Enhancement Program, as described on page 23 of this proxy statement.


     Senior Executive Survivor Benefits Plan. This plan provides certain senior executives of El Paso and its subsidiaries, who are designated by the management committee of this plan with survivor benefit coverage in lieu of the coverage provided generally for employees under El Paso's group life insurance plan. The amount of benefits provided, on an after-tax basis, is two and one half times the executive's annual salary. Benefits are payable in installments over 30 months beginning within 31 days after the executive's death, except that the management committee may, in its discretion, accelerate payments.

     Domestic Relocation Plan. El Paso had a Domestic Relocation Plan, under which El Paso is obligated, upon the termination of employment of the executives named in this proxy statement (as a result of death, retirement, or permanent disability) or in the event of a "change in control," as defined earlier under the Key Executive Severance Protection Plan, to purchase their residences in Houston which they acquired during El Paso's relocation from El Paso to Houston in 1997.


     Non-Telecommunications Executive Investment Program. In February 2001, sixteen El Paso executives, including Messrs. Wise, Eads, Austin and Somerhalder, purchased the Subject Shares representing approximately 3.35% of Global Networks. Messrs. Wise, Eads, Austin and Somerhalder invested $5,000,000, $1,500,000, $500,000, and $1,000,000, respectively. Of such amount, El Paso loaned (at a 5.07% interest rate and 40% recourse to the executive) Messrs. Wise, Eads, Austin, and Somerhalder $4,000,000, $1,200,000, $400,000, and
$800,000 respectively, to enable the executive to purchase the Subject Shares. In October 2001, El Paso refocused its telecommunications strategy and, to give itself greater flexibility in the operations of Global Networks, sought to reacquire all outstanding common stock and stock options of Global Networks. Following approval of El Paso's Compensation Committee of the Board of Directors, El Paso exercised its right to repurchase the Subject Shares for fair value from Messrs. Wise, Eads, Austin and Somerhalder for $5,400,000, $1,620,000, $540,000 and $1,080,000, respectively. The sale proceeds, net of the loan amounts, were remitted to the executives. In addition, the executives paid to El Paso an amount equal to the full accrued, but unpaid, interest on the loans. Specifically, Messrs. Wise, Eads, Austin and Somerhalder paid interest to El Paso in the amounts of $142,238, $42,671, $14,224 and $28,448, respectively.


PROPOSAL NO. 2 -- APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE EMPLOYEE STOCK
                  PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE

     Since its adoption by El Paso on January 20, 1999, the Employee Stock Purchase Plan (the "Plan") has assisted El Paso in attracting and retaining highly talented employees and has provided eligible employees an opportunity to invest in the future of El Paso and share in El Paso's growth through any increases in stock value and through any dividends. Our stockholders approved the Plan on April 22, 1999.


     A total of 2,000,000 shares of El Paso's common stock are reserved for purchase under the Plan. Shares reserved under the Plan are issued from El Paso's treasury or from authorized but unissued shares. As of December 31, 2001, employees have purchased a total of 799,318 shares of common stock under the Plan. On January 29, 2002, the Board of Directors approved an amendment and restatement of the Plan, thereby providing for an increase in the number of shares authorized for issuance under the Plan (subject to stockholder approval) and the inclusion of previous plan amendments. In order to provide adequate shares for sale to the employees, the Board of Directors now seeks your approval to amend and restate the Plan to increase the number of shares authorized under the Plan by 3,000,000 shares for a total of 5,000,000 shares of common stock. Neither the number nor the value of future option awards to particular participants or groups of participants is presently determinable. On March 25, 2002, the per share market value of our common stock was $45.60.



     The Plan is a broad-based plan that provides employees with an opportunity to purchase shares of common stock of El Paso at a 15% discount through convenient payroll deductions. These amounts are applied to the purchase of El Paso common stock on designated investment dates. The Plan is entitled to qualify as an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Internal Revenue Code (the "Code") and employees will be afforded favorable tax treatment under Sections 421 and 423 of the Code, if the participant holds the stock for the required holding period (two years from the beginning of the offering period and one year from the purchase date).

     AN AFFIRMATIVE VOTE OF A MAJORITY OF SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING IN PERSON OR BY PROXY AND ENTITLED TO VOTE ON THE PROPOSAL WILL CONSTITUTE APPROVAL.

     The following description of the material provisions of the Plan is qualified by reference to the full provisions of the amended and restated Plan (taking into account the amendment for which approval is sought in this proposal), a copy of which is set forth on Exhibit B to this proxy statement. Capitalized terms not defined herein shall have the same meanings ascribed to such terms in the plan document.

     Purpose. The purpose of the Plan is to permit employees to purchase El Paso common stock over a period of time at a discount from market prices and to increase employee stock ownership in order to continue to attract and retain dedicated and reliable employees. The Board of Directors believes that the Plan aligns employees' interest with those of stockholders and provides an attractive incentive to the employees and promotes a greater interest of such employees in the future growth and success of El Paso.


     Administration. The Plan is administered by the "Committee," meaning the management committee and, with respect to officers subject to Section 16 of the Securities Exchange Act of 1934, the Compensation Committee of the Board of Directors. The Committee has full and exclusive discretionary authority to construe, administer and interpret the Plan, including the authority to determine who is eligible to participate and to make any rules and other determinations necessary to administer the Plan. The Committee has designated EquiServe Trust as the record keeper/custodian of the Plan. El Paso pays for all expenses incurred in connection with the administration of the Plan except for the costs associated with the sale of shares, which is borne by the participants.


     Eligible Employees. Active, full-time employees and certain part-time employees of designated El Paso affiliates are eligible to participate in the Plan. However, no employee is eligible to participate who would own, after purchasing common stock under the Plan, shares of capital stock equaling 5% or more of the total combined voting stock of El Paso. Enrollment is voluntary and employees elect to enroll in the Plan during the annual open enrollment period. For 2002, 12,006 employees are eligible to participate and 4,137 employees are participating in the Plan.

     Purchase of Shares. Participants in the Plan are granted options to purchase common stock of El Paso on the first trading (business) day of the Plan year (the "Grant Date"). A participant's options to purchase shares of common stock are automatically exercised on the last trading day of each calendar quarter (the "Exercise Date") to the extent of the participant's contributions by payroll deductions. The purchase is made in whole and fractional shares at 85% of the lower of two prices (i) the average of the high and low trading share prices on the Grant Date, or (ii) the average of the high and low trading share prices on the Exercise Date. The common stock purchased is then recorded in an account in the participant's name and held until the participant elects to receive it in the form of a stock certificate or sells the shares and receives the proceeds.

     The maximum annual payroll deduction for the purchase of shares is $21,250 per participant. Participants may elect to change the amount of their payroll deduction during each annual open enrollment period. The change will become effective the next calendar year. Participants may cancel their participation in the Plan at any time during the year. However, if a participant elects to cancel his or her participation in the Plan, the participant cannot resume participation in the Plan until the next annual enrollment. Interest is not paid on the cash accumulated during the quarter.

     Termination of Employment. Termination of a participant's employment with El Paso or a designated company for any reason, including retirement, disability or death, or the failure of a participant to remain an employee eligible to participate in the Plan, will terminate the participant's participation in the Plan. Any funds deposited by the employee prior to such termination will be used to purchase common stock on the next Exercise Date or refunded, without interest to such employee, as required by the Plan.

     Non-Transferability. A participant's rights under the Plan are not transferable, except by will or the laws of descent and distribution, and are exercisable only by the participant during the participant's lifetime. No rights or payroll deductions of a participant will be subject to execution, attachment, levy, garnishment or similar process.

     Amendment or Termination of Plan. The Plan will continue until December 31, 2009, or until terminated by the Board of Directors, or until all shares authorized for issuance under the Plan have been used up, whichever occurs first. The Board may amend or terminate the Plan at any time except that any such amendment or termination may not adversely affect the purchase rights previously granted under the Plan. An amendment authorizing the issuance of more than 5,000,000 shares under the Plan (other than due to a recapitalization, stock split, stock dividend, exchange of shares, merger, reorganization, change in corporate structure or shares of El Paso or similar event) must be approved by the stockholders of El Paso within 12 months of the adoption of such amendment.

     Federal Income Tax Consequences. The following discussion of certain federal income tax consequences of the Plan is based on the Code provisions in effect on the date of this proxy statement, current regulations thereunder, and existing administrative rulings of the Internal Revenue Service. The discussion is limited to the United States tax consequences and the tax consequences may vary depending on the personal circumstances of individual employees.

     A participant does not recognize taxable income as a result of commencing participation in the Plan or purchasing shares of El Paso's common stock under the terms of the Plan. However, amounts deducted from a participant's paycheck in order to purchase shares under the Plan are taxable as part of the participant's compensation and deductible to El Paso.

     If a participant disposes of shares purchased under the Plan within two years of the Grant Date or within one year of the Exercise Date ("Disqualifying Disposition"), the participant will recognize ordinary income in the year of such disposition equal to the amount by which the fair market value of the shares on the date the shares were purchased exceeds the purchase price. The amount of the ordinary income will be added to the participant's basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than 12 months. El Paso is entitled to a deduction in the year of a Disqualifying Disposition equal to the amount of ordinary income recognized by the participant as a result of the disposition.

     If a participant disposes of shares purchased under the Plan at least two years after the Grant Date or at least one year after the Exercise Date, the Participant will realize ordinary income in the year of disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price, or (ii) 15% of the fair market value of the shares on the Grant Date. The amount of any ordinary income will be added to the participant's basis in the shares, and any additional gain recognized upon the disposition will be a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss.

WE RECOMMEND THAT YOU VOTE "FOR" APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR EMPLOYEES UNDER THE PLAN.

PROPOSAL NO. 3 -- APPROVAL OF AN AMENDMENT TO THE EL PASO RESTATED CERTIFICATE
                  OF INCORPORATION TO INCREASE THE NUMBER OF SHARES AUTHORIZED


     The Board of Directors proposes to amend ARTICLE 4 of El Paso's Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 750,000,000 shares of common stock to 1,500,000,000 shares of common stock. Neither the par value of the common stock nor any rights presently accruing to holders of common stock will be affected by this increase. As of March 25, 2002, El Paso had 537,446,222 shares of common stock issued and outstanding (including shares held in El Paso's benefits protection trust), and approximately 191,714,743 shares reserved for issuance for El Paso's various benefit plans as well as other outstanding obligations. The proposed increase ensures that a sufficient number of shares of common stock will be available for future transactions, including acquisitions, stock splits, stock dividends, employee benefit plans, stock bonus and award plans, satisfaction of debt, and other general corporate purposes. The proposed amendment would give the Board of Directors the authority to issue additional shares of common stock without requiring future stockholder approval of such issuances, except as may otherwise be required by applicable law.

     AN AFFIRMATIVE VOTE OF A MAJORITY OF SHARES OF COMMON STOCK OUTSTANDING AND ENTITLED TO VOTE ON THE PROPOSAL WILL CONSTITUTE RATIFICATION.

     The first paragraph of ARTICLE 4 of El Paso's Restated Certificate of Incorporation, as amended, would read as follows:


          "4.1 The total number of authorized shares of all classes of stock of this corporation consists of 1,500,000,000 shares of common stock having a par value of $3.00 per share (the "Common Stock") and 50,000,000 shares of preferred stock having a par value of $0.01 per share (the "Preferred Stock"). Authority is hereby expressly granted to the Board of Directors to fix by resolution or resolutions any of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions which are permitted by the General Corporation Law of the State of Delaware in respect of any class or classes of stock or any series of any class of stock of the corporation."


     If the amendment to the Restated Certificate is approved, it will become effective upon filing with the Secretary of State of the State of Delaware.

WE RECOMMEND THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO EL PASO'S RESTATED CERTIFICATE OF INCORPORATION.

PROPOSAL NO. 4 -- RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS
                  INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors is seeking stockholder ratification of the resolution appointing PricewaterhouseCoopers LLP, 1201 Louisiana Street, Suite 2900, Houston, Texas 77002, as independent certified public accountants for El Paso for fiscal year 2002. PricewaterhouseCoopers LLP has served continuously as El Paso's independent certified public accountants since 1983.

     AN AFFIRMATIVE VOTE OF A MAJORITY OF SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING IN PERSON OR BY PROXY AND ENTITLED TO VOTE ON THE PROPOSAL WILL CONSTITUTE APPROVAL.

     If the appointment is not ratified by a majority of the votes cast, the adverse vote will be considered as an indication to the Board of Directors that it should consider selecting other independent certified public accountants for the following fiscal year. Given the difficulty and expense of making any substitution of accountants after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year 2002 will be permitted to stand unless the Board of Directors finds other good reason for making a change.

     PricewaterhouseCoopers LLP examined El Paso's and its affiliates' financial statements for fiscal year 2001. During fiscal year 2001, PricewaterhouseCoopers LLP billed El Paso in the amounts listed below for services rendered in the following categories:

CATEGORY                                                                     AMOUNT
--------                                                                   -----------
Audit Fees.............................................................    $ 4,300,000
Financial Information Systems Design and Implementation................    $ 1,500,000
Other Fees:
  Statutory audits.......................................    $2,750,000
  Reviews of SEC filings.................................    $1,000,000
  Risk management reviews................................    $  400,000
  Due diligence and transaction structuring..............    $  750,000
  Tax compliance and consulting..........................    $1,100,000
  Other..................................................    $  500,000
  Total other fees.....................................................    $ 6,500,000
                                                                           -----------
          Total........................................................    $12,300,000
                                                                           ===========

     The Audit Committee has considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining auditor independence and has determined that auditor independence has not been compromised. A representative of PricewaterhouseCoopers LLP will be at the Annual Meeting and available to answer appropriate questions.

WE RECOMMEND THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR EL PASO FOR THE FISCAL YEAR 2002.

PROPOSAL NO. 5 -- STOCKHOLDER PROPOSAL: CANCELLATION OF RESTRICTED STOCK GRANT
                  PROGRAM

     Ms. Stephanie Carpenter, 9839 Cash Mountain Rd., Helotes, Texas 78023, the owner of 2,350 shares of common stock, has indicated that she will present a proposal for action at the 2002 Annual Meeting as follows:

     "I propose that El Paso Energy cancel the restricted stock grant program that is currently in place for executives. The executive compensation program includes both restricted stock grants and stock option grants. The corporation has awarded 2.8 million shares of restricted stock to executives over the past three years. Restricted stock is given away to executives for free, and the market value of restricted stock is charged against earnings as a compensation expense. This depresses current earnings per share, and the increased number of shares outstanding will also lower future earnings per share, which will have a negative effect on the stock price. I feel that executives should have to pay for company stock, just like investors. I also feel that this restricted stock grant program is excessive, and an unnecessary dilution of shareholders equity. Furthermore, there are a total of 12,994,454 shares of stock in the employee stock option plan, with an average exercise price of $26.71 per share. With the current stock price of about $52 per share, this amounts to an unrealized gain of $328,680,321.70. Therefore, I believe that the employee stock option plan is already generous enough to motivate executives, and I do not see the need to dilute shareholders equity even more, by giving shares of restricted stock to executives at no cost."


     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST ON THIS PROPOSAL IS REQUIRED FOR APPROVAL OF THIS PROPOSAL. ABSTENTIONS AND BROKER NON-VOTES ARE NOT COUNTED AS VOTES CAST, AND THEREFORE DO NOT AFFECT THE OUTCOME OF THE PROPOSAL.

               STATEMENT OF THE BOARD OF DIRECTORS IN OPPOSITION
                          TO THE STOCKHOLDER PROPOSAL

     Your Board of Directors believes that the proposal is contrary to the interests of El Paso and our stockholders and, accordingly, is recommending that our stockholders vote AGAINST the proposal for the following reasons:

     Qualified and capable executive officers and key employees are essential to the success of El Paso and to building value for our stockholders. In order to attract and retain such qualified employees, El Paso must provide a competitive level of total compensation. A generally accepted principle of contemporary executive compensation practice is that a substantial portion of an executive officer's compensation should be related to the long-term objectives and operating performance of a company. The proposal to eliminate restricted stock grants is completely at odds with this principle and therefore should be rejected.


     El Paso's Compensation Committee is comprised of four independent directors. As more fully described in the Compensation Committee Report On Executive Compensation on page 18 of this proxy statement, the Compensation Committee has determined that the compensation of El Paso's executive officers should be directly and materially related to the short-term and long-term objectives and operating performance of El Paso. The Compensation Committee consults with an independent executive consulting firm when deciding what executive compensation, including the grant of restricted stock, is necessary and appropriate to attract, retain and remain competitive for executive talent.


     One of the objectives of El Paso's long-term incentive program is to align the interests of executive officers with the interests of stockholders in the form of shares of common stock. In this regard, shares of restricted stock granted to executive officers are often subject to performance vesting, in addition to time vesting. If the required performance targets are not achieved within the required time period, all unvested shares will be forfeited. Accordingly, the executive officers are compensated only if our stockholders realize significant increases in stock price appreciation.

     Given the necessity of providing competitive levels of total compensation for executive officers, limiting the type of long-term incentive compensation available would not result in a decrease in total compensation, but merely a decrease in the portion linked to long-term performance. The proposal would frustrate El Paso's objectives by decreasing the amount of an officer's compensation and net worth that is dependent upon the long-term performance of El Paso and the value of our common stock. It is difficult to see how this would be in the best interests of El Paso's stockholders.

     Finally, if El Paso were to implement the proposal, it would have to develop alternative compensation programs to remain competitive with other corporations in its industry and major U.S. corporations generally. Any alternative program would require a higher level of current cash compensation to replace the current levels of restricted stock grants. Again, it is difficult to see how this would be in the best interests of El Paso's stockholders.

     To summarize, Ms. Carpenter's proposal is contrary to sound executive compensation principles and practices and is opposed to the best interests of our stockholders. WE URGE STOCKHOLDERS TO VOTE AGAINST THIS PROPOSAL.

WE RECOMMEND THAT YOU VOTE "AGAINST" THIS STOCKHOLDER PROPOSAL FOR THE CANCELLATION OF EL PASO'S RESTRICTED STOCK GRANT PROGRAM.

PROPOSAL NO. 6 -- STOCKHOLDER PROPOSAL: APPROVAL OF ANY ADOPTION OF POISON PILLS

     Mr. Chris Rossi, Custodian for Victor Rossi, P.O. Box 249, Boonville, CA 95415, the beneficial owner of 130 shares of common stock, has indicated that he will present a proposal for action at the 2002 Annual Meeting as follows:

     "Shareholders request that our Board of Directors seek shareholder approval prior to adopting any poison pill and also redeem or terminate any pill now in effect unless it has been approved by a shareholder vote at the next shareholder meeting.

     The poison pill is an important issue for shareholder vote even if our company does not now have a poison pill or plan to adopt a poison pill in the future. Currently our board can adopt a poison pill and/or redeem a current poison pill and adopt a new poison pill:
        1) At any time
        2) In a short period of time
        3) Without shareholder approval

          NEGATIVE EFFECTS OF POISON PILLS ON SHAREHOLDER VALUE

     A study by the Securities and Exchange Commission found evidence that the negative effect of poison pills to deter profitable takeover bids outweigh benefits.
        Source: Office of the Chief Economist, Securities and Exchange Commission, The Effect of Poison Pills on the Wealth of Target Shareholders, October 23, 1986.

          ADDITIONAL SUPPORT FOR THIS PROPOSAL TOPIC

     - Pills adversely affect shareholder value.
        Power and Accountability
        Nell Minow and Robert Monks

     - The Council of Institutional Investors www.cii.org recommends shareholder approval of all poison pills.

          INSTITUTIONAL INVESTOR SUPPORT FOR SHAREHOLDER VOTE

Many institutional investors believe poison pills should be submitted for a vote by shareholders. Institutional investors include:
     1) Teachers Insurance and Annuity Association College Retirement Equities Fund (TIAA-CREF)
       Source: TIAA-CREF Policy Statement on Corporate Governance
     2) California Public Employees Retirement System (CalPERS)
        Source: CalPERS U.S. Corporate Governance Principles. IV. Governance Guidelines, D. Shareholder Rights

     A poison pill can insulate management at the expense of shareholders in our view. A poison pill is such a powerful tool that shareholders should be able to vote on whether it is appropriate. We believe a shareholder vote on poison pills will avoid an unbalanced concentration of power in our directors who could focus on narrow interests at the expense of the vast majority of shareholders.

          68% VOTE AT A MAJOR COMPANY

     This proposal topic won 68% of the yes-no vote at the Burlington Northern Santa Fe (BNI) 2001 annual meeting. The text of the BNI proposal, which has further information on poison pills, is available at The Corporate Library website under Proposals.

          PRECEDENT FOR THIS TOPIC SET BY OTHER COMPANIES

     In recent years, various companies have been willing to redeem poison pills or at least allow shareholders to have a meaningful vote on whether a poison pill should remain in force. We believe that our company should do so as well.

     For instance the following companies have changed their policies on poison pills in response to shareholder votes: Mattel, Navistar, and Boise Cascade.
Source: "Twenty-Two for 2002, Corporate Governance Advisor, Nov/Dec 2001.


                     In the interest of shareholder value:

                        SHAREHOLDER VOTE ON POISON PILLS
                                   YES ON 6"


     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST ON THIS PROPOSAL IS REQUIRED FOR APPROVAL OF THIS PROPOSAL. ABSTENTIONS AND BROKER NON-VOTES ARE NOT COUNTED AS VOTES CAST, AND THEREFORE DO NOT AFFECT THE OUTCOME OF THE PROPOSAL.


               STATEMENT OF THE BOARD OF DIRECTORS IN OPPOSITION
                          TO THE STOCKHOLDER PROPOSAL

     Your Board of Directors believes that the proposal is contrary to the interests of El Paso and our stockholders and, accordingly, is recommending that our stockholders vote AGAINST the proposal for the following reasons:

     While Mr. Rossi's proposal makes several assertions about rights plans that, in the judgment of the Board of Directors, are incorrect, the Board recommends a vote against the proposal for the broader policy reasons set forth below.

     The Board of Directors adopted El Paso's rights plan in order to protect El Paso's stockholders against abusive takeover tactics and to ensure that each stockholder is treated fairly in any transaction involving an acquisition of control of El Paso. Plans similar to El Paso's plan have been adopted by many of the corporations included in the Standard & Poor's 500 Index. The purpose of El Paso's rights plan is to strengthen the Board of Directors' ability, in the exercise of its fiduciary duties, to protect and maximize the value of stockholders' investment in El Paso in the event of an attempt to acquire control of El Paso. The plan is not intended to, and does not, preclude unsolicited, non-abusive offers to acquire El Paso at a fair price. Nor is it intended as a deterrent to a stockholder's initiation of a proxy contest. El Paso's rights plan is designed, instead, to encourage potential acquirors to negotiate directly with the Board of Directors, which El Paso believes is in the best position to evaluate the adequacy and fairness of any proposed offer, to negotiate on behalf of stockholders and to act promptly without the delay associated with a stockholder vote, to protect stockholders against abusive tactics during a takeover process, such as partial or two-tiered tender offers that do not treat all stockholders fairly and equally or acquisitions in the open market of shares constituting control without offering fair value to all stockholders. Additionally, the rights plan affords the Board of Directors the opportunity and additional time to determine if an offer reflects the full value of El Paso, and if not, to reject the offer. In other words, El Paso's rights plan does not affect any takeover proposal believed by the Board to be in the best interests of El Paso's stockholders. Rather, the plan affords the Board of Directors important bargaining power in negotiating a transaction with a potential acquiror or pursuing potentially superior alternatives. The overriding objective of the Board of Directors in adopting the rights plan was, and continues to be, the preservation and maximization of El Paso's value for all stockholders.

     A study by Georgeson & Company Inc. analyzing takeover data between 1992 and 1996 revealed that premiums paid to acquire target companies with rights plans were on average eight percentage points higher than premiums paid for target companies that did not have rights plans. Georgeson estimated that rights plans contributed an additional $13 billion in stockholder value during the time period in question, and that stockholders of acquired companies without rights plans gave up $14.5 billion in potential premiums. Finally, Georgeson concluded that the presence of a rights plan did not increase the likelihood of the withdrawal of a friendly takeover bid nor the defeat of a hostile one, and that rights plans did not reduce the likelihood of a company becoming a takeover target.

     The Board of Directors believes that the adoption and maintenance of a rights plan is within the scope of responsibilities of the Board of Directors, acting on behalf of all stockholders. The adoption of such a plan accords with the Board of Directors' responsibilities for the management of El Paso's affairs and the issuance of securities and does not require stockholder approval under Delaware corporate law or the rules of the New York Stock Exchange or the Pacific Exchange.

     The Board of Directors' commitment has always been, and always will be, to serve the best interest of El Paso's stockholders. The Board of Directors' legal responsibilities and duties require it to act in the best interest of El Paso, including protecting stockholder interest and maximizing stockholder value in the event of a takeover bid. To this end, the Board of Directors believes that the rights plan it has adopted provides the Board of Directors with the ability to respond promptly to a takeover bid in beneficial ways not available to individual stockholders. Moreover, stockholder approval of Mr. Rossi's non-binding proposal would not effectuate the changes it seeks. The adoption of a rights plan in the future, including upon the expiration of El Paso's existing rights plan in July 2002, would require only Board action. Similarly, redemption of the existing rights plan could be effected only by Board action. WE URGE THE STOCKHOLDERS TO VOTE AGAINST THIS PROPOSAL. Proxies solicited by the Board of Directors will be so voted unless the stockholder otherwise specifies.

WE RECOMMEND THAT YOU VOTE "AGAINST" THIS STOCKHOLDER PROPOSAL FOR THE APPROVAL OF ANY ADOPTION OF POISON PILLS.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Section 16(a) of the Securities and Exchange Act of 1934, requires El Paso's directors, certain officers and beneficial owners of more than 10% of a registered class of El Paso's equity securities to file reports of ownership and reports of changes in ownership with the SEC and the New York Stock Exchange. Directors, officers and beneficial owners of more than 10% of El Paso's equity securities are also required by SEC regulations to furnish El Paso with copies of all such reports that they file. Based on El Paso's review of copies of such forms and amendments provided to it, El Paso believes that all filing requirements were complied with during the fiscal year ended December 31, 2001, except for one Form 4 for Mr. Thomas R. McDade, which was filed late.


                                            By Order of the Board of Directors

                                                   /s/ David L. Siddall
                                                     David L. Siddall
                                                   Corporate Secretary

Houston, Texas
April 8, 2002

Exhibits: A -- Audit Committee Charter
          B -- Amendment and Restatement of the
           El Paso Corporation Employee Stock Purchase Plan

                                                                       EXHIBIT A

LOGO

                            AUDIT COMMITTEE CHARTER

OBJECTIVES

     The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process. The Audit Committee provides an open avenue of communication between the internal auditors, the independent accountants, and the Board of Directors.

MEMBERSHIP AND POLICIES

     - The Audit Committee shall be composed of not less than three Independent (as such term is defined in paragraph 303.01, and qualified by paragraph 303.02, of the NYSE Listed Company Manual) members of the Board. The Board shall elect the Audit Committee Chairman.

     - Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by the Company's Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee.

     - At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment.

     - The Audit Committee shall meet a minimum of two times per calendar year or more frequently as circumstances require.

     - The Audit Committee shall report periodically to the Board on its activities.

FUNCTIONS

     - The independent accountants for the Company are ultimately accountable to the Board of Directors and Audit Committee.

     - The Audit Committee and Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants (or to nominate the independent accountants to be proposed for shareholder approval or ratification in any proxy statement).

     - The Audit Committee is responsible for ensuring that the independent accountants submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the independent accountants and the Company.

     - The Audit Committee is responsible for actively engaging in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and for recommending that the Board take appropriate action in response to the independent accountants' report to satisfy itself of the independent accountants' independence.

     - Review and reassess the adequacy of the Audit Committee charter annually.

     - Review filings with the SEC and other published documents containing the Company's financial statements.

     - Review with the Corporate Controller:

        - Changes in accounting policies as well as any other significant financial reporting issues.

     - Review with the independent accountant:

        - Audit plans and scope for the annual audit.

        - Results of the annual audit and resulting opinion.

        - Adequacy of the Company's internal controls.

     - Review with the head of internal audit:

        - Audit plans and scope for internal audit activities.

        - Results of audits performed.

        - Adequacy of the Company's internal controls.

        - Compliance with the Company's Code of Conduct and the Foreign Corrupt Practices Act.

        - The internal audit department charter.

     - Review with the head of internal audit and the independent accountant the coordination of audit effort to ensure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

     - Meet with the head of internal audit and the independent accountant in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the committee.

     - The Audit Committee will perform such other functions as assigned by law, the Company's charter or by-laws, or the Board.


Effective 1-29-02

                                                                       EXHIBIT B

                              EL PASO CORPORATION

                                 EMPLOYEE STOCK
                                 PURCHASE PLAN

             AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 29, 2002

                              EL PASO CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

             AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 29, 2002

1.  PURPOSES

     This Employee Stock Purchase Plan (the "Plan") provides Eligible Employees of El Paso Corporation, a Delaware corporation, and its Subsidiaries an opportunity to (i) purchase shares of Common Stock of the Company at a discount from market prices, and (ii) increase ownership of the Company's Common Stock, on the terms and conditions set forth below. It is the intention of the Company that options issued pursuant to the Plan shall constitute stock options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Code. The provisions of the Plan shall be construed so as to extend and limit participation in the Plan in a manner consistent with the requirements of that section of the Code.

2.  DEFINITIONS

     (a) Board of Directors -- means the Board of Directors of El Paso Corporation.

     (b) Company -- means El Paso Corporation, a Delaware corporation.

     (c) Compensation -- means the total annual cash remuneration (before taxes) which an Eligible Employee receives as salary or wages, including base pay, payments for overtime, shift premium, bonuses, holiday pay, paid time off, short-term disability and other similar remuneration (grossed-up to reflect salary deferrals, if any, under Section 401(k) plans, Section 125 cafeteria plans, Section 132 plans and other qualified and nonqualified elective deferrals). Compensation shall not include other cash or non-cash remuneration such as payments under this or any other form of equity or fringe benefit program, expense reimbursements, allowances and payments attributable to foreign assignments, long-term disability and workers' compensation payments, and lump-sum payments due to death, termination of employment or layoff.

     (d) Code -- means the Internal Revenue Code of 1986, as amended.

     (e) Committee -- means the Compensation Committee of the Board of Directors with respect to Participants who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, if required, and the Management Committee (consisting of the Chief Executive Officer and such other senior officers of the Company as he or she may designate) with respect to all other Participants.

     (f) Common Stock -- means the common stock, par value $3.00 per share, of the Company.

     (g) Eligible Employees -- means those employees of the Company and its Subsidiaries who are eligible to participate in the Plan pursuant to Section 4.

     (h) Exercise Date -- means the last Trading Day of each calendar quarter; provided, however, that with respect to the first Offering Period, the first Exercise Date shall be the last Trading Day of the calendar quarter in which the Company and Sonat Inc. merger shall become effective (the "Merger Date").

     (i) Exercise Price -- means, with respect to any Offering Period, the lesser of (i) 85% of the Fair Market Value of a share of the Company's Common Stock on the Grant Date, and (ii) 85% of the Fair Market Value of such share on the Exercise Date.

     (j) Fair Market Value -- means the average between the highest and lowest quoted selling prices at which the Company Common Stock is sold for a particular date as reported in the NYSE-Composite Transactions by The Wall Street Journal (or such other source as the Committee deems reliable) for such date, or if no Common Stock was traded on such date, on the next preceding day on which Common Stock was so traded. In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

     (k) Grant Date -- means the first Trading Day of the calendar year, or with respect to the 1999 calendar year, the first Trading Day of the Plan's first Offering Period.

     (l) Offering Period -- means any twelve-month period beginning on the first Trading Day of a particular calendar year and ending on the last Trading Day of such calendar year, except that with respect to the 1999 calendar year, the Offering Period shall begin on the Merger Date and end on the last Trading Day of the calendar year in which the Merger Date occurs.

     (m) Participating Employee -- means an Eligible Employee who elects to participate in the Plan pursuant to Section 5 hereof.

     (n) Plan Account -- means an account maintained by the Company or its designated record keeper/custodian for each Eligible Employee participating in the Plan to which payroll deductions are credited, against which funds used to purchase shares of Common Stock are charged, and to which shares of Common Stock purchased are credited.

     (o) Subsidiary -- means a corporation (or other form of business association that is treated as a corporation for tax purposes) that is designated by the Committee from time to time from among a group consisting of the Company and its subsidiary corporations, for the purposes of participation in the Plan, of which shares (or other ownership interests) having more than fifty percent (50%) of the voting power are owned or controlled, directly or indirectly, by the Company so as to qualify such corporation as a "subsidiary corporation" within the meaning of Section 424(f) of the Code. The participating Subsidiaries are set forth on Appendix A hereto, and are subject to change by the Committee.

     (p) Trading Day -- means any day on which the New York Stock Exchange (or any other established stock exchange or national market system the Committee deems appropriate) is open for trading.

3.  COMMON STOCK SUBJECT TO THE PLAN

     (a) Subject to Section 3(b), the Company shall make available five million (5,000,000) shares of its Common Stock for purchase under the Plan from shares held in the Company's treasury or out of authorized but unissued shares of the Company, or partly out of each, as shall be determined by the Committee.

     (b) In the event of a recapitalization, stock split, stock dividend, exchange of shares, merger, reorganization, change in corporate structure or shares of the Company or similar event, the Board of Directors, upon the recommendation of the Committee, may make appropriate adjustments in the number of shares authorized for the Plan and with respect to number of shares credited to each Participating Employee's Plan Account.

4.  ELIGIBLE EMPLOYEES

     (a) An "Eligible Employee" is any individual who, as of the beginning of an Offering Period, is a common law employee of the Company or a Subsidiary and whose customary employment with the Company or such Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing while the individual is on a short-term leave, approved by the Company or any Subsidiary, during which the employee receives no Compensation. To the extent required under Section 423 of the Code, where the period of unpaid leave exceeds 90 days and the individual's right to reemployment is not guaranteed by statute or by contract, the employee relationship will be deemed to have terminated on the 91st day of such leave.

     (b) No Eligible Employee shall be granted an option to purchase shares of Common Stock on any Grant Date if such employee, immediately after the option is granted, owns stock possessing five percent (5%) or more of the Company's outstanding Common Stock or five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of this Section 4(b), the rules of Code Section 424(d) (relating to attribution of stock ownership) shall apply in determining the stock ownership of an Eligible Employee, and stock which the employee may purchase under outstanding options (whether or not subject to the special tax treatment provided by the Plan) shall be treated as stock owned by such employee.

     (c) Notwithstanding any other provision of the Plan to the contrary, no Eligible Employee shall be granted an option to purchase shares of Common Stock under the Plan which permits such employee's rights to purchase stock under all employee stock purchase plans that are intended to qualify under Code Section 423 and that are maintained by the Company and its Subsidiaries to accrue at a rate which exceeds twenty-five thousand U.S. dollars ($25,000) (or the equivalent thereof in other currencies) worth of stock determined at the Fair Market Value of the shares on the Grant Date for each calendar year. This paragraph shall be interpreted in accordance with applicable Code rules and regulations.

5.  PARTICIPATION IN THE PLAN

     An Eligible Employee may participate in the Plan by completing and filing with the Company, or its designated record keeper/custodian, an election form or responding to enrollment procedures as set forth in a voice response system which authorizes payroll deductions from the employee's Compensation. Such deductions shall commence with the first pay period in the Offering Period beginning after such form is filed and recorded with the Company or its designated record keeper/custodian and shall continue until the employee ceases participation in the Plan or the Plan is terminated. Notwithstanding the foregoing, with respect to the first Offering Period, payroll deductions will commence in the month immediately following stockholder approval of the Plan.

6.  PAYROLL DEDUCTIONS

     Payroll deductions shall be made from the Compensation paid to each Participating Employee for each regular payroll period in such amounts as the Participating Employee shall authorize in his or her election form. The minimum payroll deduction shall be ten U.S. dollars ($10) per month up to a maximum of twenty-one thousand two hundred fifty U.S. dollars ($21,250) per calendar year, with such deductions to be made from only the regular base salary payroll processing cycle (and not from bonus or other special payroll processing events). All payroll deductions made for a Participating Employee shall be credited to his or her Plan Account. Unless the Committee otherwise provides, if a Participating Employee's Compensation is insufficient in any pay period to allow the entire payroll deduction contemplated under the Plan, all such available amounts shall be deducted and credited to the Participating Employee's Plan Account for such pay period. Payroll deductions under the Plan shall be made only after all other withholdings, deductions, garnishments and similar deductions have been made. Notwithstanding any other provision to the contrary, the Committee may allow, subject to such terms and conditions as the Committee determines appropriate, Participating Employees to provide other sources of funds to satisfy such Participating Employees elected contributions, but in no event shall the total annual contribution by a Participating Employee exceed such Participating Employee's Compensation.

7.  CHANGES IN THE PAYROLL DEDUCTIONS

     Subject to Section 8 below, a Participating Employee may change the amount of his or her payroll deduction by filing a new election form with the Company or its designated record keeper/custodian or responding to a voice response enrollment system during an enrollment period, as specified by the Company. The change shall become effective for the next Offering Period. Except as set forth in Section 8, other changes shall not be allowed during an Offering Period.

8.  TERMINATION OF PARTICIPATION IN THE PLAN

     (a) Voluntary Cessation of Plan Participation. A Participating Employee, at any time and for any reason, may voluntarily terminate participation in the Plan by written notification, or appropriate procedures set forth in a voice response system or otherwise as the Company may determine, of withdrawal delivered to the appropriate payroll office or designated record keeper/custodian sufficiently in advance, generally ten (10) Trading Days, to process such changes before the next pay period. In such event, any payroll deductions and other funds credited to such Participating Employee's Plan Account shall be used to purchase shares of Common Stock on the next Exercise Date unless such Participating Employee requests to receive such amounts, in a manner determined by the Committee. An employee whose participation in the Plan has voluntarily terminated may not rejoin the Plan until the next Offering Period following the date of such termination.

     (b) Employment Termination and Death.  Unless otherwise provided in this
Section 8, a Participating Employee's participation in the Plan shall be terminated involuntarily upon (i) termination of his or her employment with the Company or its Subsidiaries for any reason, or (ii) death of the Participating Employee. In each event, payroll deductions shall cease as of such termination and all payroll deductions and other funds (exclusive of dividends and other distributions, if any) credited to the Participating Employee's Plan Account, but not yet used to purchase shares of Common Stock, shall be refunded, without interest, to the Participating Employee or his or her beneficiary or estate, as applicable, as soon as practicable following such termination. However, if such termination occurs without sufficient time, generally ten (10) Trading Days, to process such termination prior to an Exercise Date, the Committee may allow all payroll deductions, dividends and other distributions credited to such Participating Employee's Plan Account to be used to purchase additional shares of Common Stock on the next Exercise Date.

     (c) Retirement and Permanent Disability. In the event the Participating Employee retires or becomes permanently disabled, any payroll deductions and other funds credited to such employee's Plan Account shall be used to purchase shares of Common Stock on the next Exercise Date unless the employee requests to receive such amounts, in a manner determined by the Committee and such notice is received sufficiently in advance of the next Exercise Date, generally ten (10) Trading Days, to process such request.

     In the event a Participating Employee's participation in the Plan is terminated pursuant to this Section 8, then such Participating Employee may allow shares of Common Stock credited to the Participating Employee's (or former employee's) Plan Account to remain therein (at such person's expense, if any), or at any time, request withdrawal of all or a portion of such account in the manner specified in the Plan or by the Committee.

9.  PURCHASE OF SHARES

     (a) On each Grant Date, each Participating Employee shall be deemed to have been granted an option to purchase up to that number shares of Common Stock as provided in this Section 9.

     (b) Each option shall be for a number of shares up to the maximum number acquirable through the payroll deductions allowed under Section 6 above, but no more than two thousand (2,000) shares during any one Offering Period. Each option shall be for a term of not more than one year and shall be exercised as provided below.

     (c) On each Exercise Date, each Participating Employee shall be deemed to have exercised his or her option granted, pursuant to Section 9(a). On each Exercise Date, the Company shall apply the funds (exclusive of dividends and other distributions, if any) credited to each Participating Employee's Plan Account, pursuant to Section 6 above, to the purchase (without commissions or fees) that number of shares of Common Stock determined by dividing the Exercise Price into the balance in the employee's Plan Account on the Exercise Date, subject to the limitations in Sections 4(b) and 4(c).

     (d) As soon as practicable after each Exercise Date, a statement shall be delivered to each Participating Employee regarding his or her Plan Account, which may include, among other things and to the extent necessary and appropriate, (i) the name, address and federal identification number of the Company and the Participating Employee; (ii) the amounts of payroll deductions or other funds credited to the Plan Account; (iii) the Exercise Price; (iv) the date of purchase or transfer; (v) the number of shares purchased or transferred;
(vi) a statement that the purchase of shares is pursuant to a Code Section 423 plan; and (vii) the balance in the Plan Account.

10.  RIGHTS AS A STOCKHOLDER

     (a) As promptly as practicable after each Exercise Date, a Participating Employee shall be treated as the beneficial owner of his or her shares purchased pursuant to the Plan, and such shares shall be credited to a book-entry account maintained for the benefit of the Participating Employee by the record keeper/custodian selected by the Company. A Participating Employee may request that a stock certificate for all or a portion of the shares credited to the Participating Employee's Plan Account be issued, provided the shares have been held by the Participating Employee more than two (2) years from the beginning of the Offering Period during which they were purchased or one (1) year from the Exercise Date, whichever is longer, and the Participating Employee pays any fees associated with the issuance of such stock certificate. A Participating Employee may request that a stock certificate for all or a portion of the shares credited to the Participating Employee's Plan Account which have been held by the Participating Employee less than two (2) years from the beginning of the Offering Period during which they were purchased or one (1) year from the Exercise Date, whichever is longer, be issued only in the event the Plan Administrator determines the request is a result of a gratuitous disposition of the shares. A cash payment (less any applicable fees to sell a fractional share) shall be made for any fraction of a share of Common Stock in such account, if necessary to close the account.

     (b) A Participating Employee shall have all ownership rights with respect to the whole number of shares credited to the Plan Account, including the right to vote such shares of Common Stock and to receive dividends or other distributions, if any. Any dividends or distributions which may be declared thereon by the Board of Directors will be reinvested by the record keeper/custodian in additional shares of Common Stock for the Participating Employee within a reasonable time (as determined by the Committee) following such dividend payment date or distribution date, and shall be invested based upon the Fair Market Value on the date of such investment (without any discount).

11.  RIGHTS NOT TRANSFERABLE

     Rights under the Plan are not transferable by a Participating Employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee or by the employee's guardian or legal representative. No rights or payroll deductions of a Participating Employee under the Plan shall be subject to execution, attachment, levy, garnishment or similar process.

12.  SALE OF SHARES

     Should a Participating Employee choose to sell shares purchased under the Plan, such Participating Employee shall be responsible to pay any and all applicable brokerage fees and associated costs related to such sale. Sales requested by a Participating Employee shall occur as soon as administratively feasible after the receipt of such request, but neither the Committee nor the Company nor any Subsidiary shall be liable for any delay in the execution of such request. Participating Employees bear the risk of stock price fluctuation between the time they place the order to sell and the time the shares are actually sold. Additionally, Participating Employees who have requested to sell shares may receive the average of the prices of all shares sold under the Plan for a particular day.

13.  APPLICATION OF FUNDS

     All funds of Participating Employees received or held by the Company under the Plan before purchase of the shares of Common Stock may be held in bank accounts of the Company or may be used by the Company for general corporate purposes. The Company shall not be obligated to segregate payroll deductions. No interest shall accrue on the payroll deductions which are received and held by the Company under the Plan or credited to the Participating Employee's Plan Account.

14.  ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Committee, which shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Without limiting the full discretion of the Committee in the administration of the Plan, the Committee may limit the percentage or dollar amount of Compensation that may be contributed under the Plan, change the frequency of payroll deductions, modify the frequency or number of changes in the amount of payroll deductions to be made during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participating Employee in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of shares of Common Stock for each Participating Employee properly correspond with amounts withheld from the Participating Employee's Compensation, establish, collect, amend or waive administrative or other fees to be assessed Participating Employees incident to their participation in the Plan (including those fees set forth in Section 12), and establish such other limitations or procedures as the Committee determines in its sole discretion are advisable and consistent with the Plan and with the requirements (including any non-discrimination requirements) of the Code. The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code. Every finding, decision and determination made by the Committee shall, to the fullest extent permitted by law, be final and binding upon all parties.

15.  AMENDMENTS TO THE PLAN

     The Board of Directors may at any time and for any reason terminate or amend the Plan, and/or delegate authority for any amendments to the Committee. Except as provided in Section 16 hereof, no such termination or amendment shall affect options previously granted or adversely affect the rights of any Participating Employee with respect thereto. Without shareholder consent and without regard to whether any Participating Employee rights may have been considered to have been "adversely affected," the Plan may be amended to change the Offering Periods, change the Exercise Dates, increase the Exercise Price or change the amount of allowable payroll deductions. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval of any amendment to the Plan in such a manner and to such a degree as required.

16.  CHANGE IN CONTROL

     In the event of a Change in Control of the Company, any Offering Period then in progress shall be shortened by setting a new Exercise Date (the "Change of Control Exercise Date") and any Offering Period then in progress shall end on the Change of Control Exercise Date. The Change of Control Exercise Date shall be before the date of the Company's proposed sale or merger. The Committee shall notify each Participating Employee in writing, at least ten (10) Trading Days prior to the Change of Control Exercise Date, that the Exercise Date for the Participating Employee's option has been changed to the Change of Control Exercise Date and that the Participating Employee's option shall be exercised automatically on the Change of Control Exercise Date, unless prior to such date the Participating Employee has withdrawn from the Offering Period, as provided for in Sections 5 and 8 hereof. For purposes of the Plan, a "Change in Control" shall be deemed to occur: (a) if any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; (b) upon the first purchase of the Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company); (c) upon the approval by the Company's stockholders of a merger or consolidation, a sale, or disposition of all or substantially all the Company's assets or a plan of liquidation or dissolution of the Company; or
(d) if, during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the Company's stockholders of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur if the Company either merges or consolidates with or into another company or sells or disposes of all or substantially all of its assets to another company, if such merger, consolidation, sale or disposition is in connection with a corporate restructuring wherein the stockholders of the Company immediately before such merger, consolidation, sale or disposition own, directly or indirectly, immediately following such merger, consolidation, sale or disposition at least eighty percent (80%) of the combined voting power of all outstanding classes of securities of the company resulting from such merger or consolidation, or to which the Company sells or disposes of its assets, in substantially the same proportion as their ownership in the Company immediately before such merger, consolidation, sale or disposition.

17.  EFFECTIVE DATE, SUSPENSION AND TERMINATION OF THE PLAN

     (a) The Plan was originally adopted by the Board of Directors effective as of January 20, 1999, and the stockholders approved the Plan on April 22, 1999. The Board amended and restated the Plan effective as of January 29, 2002, to increase the number of shares available for issuance under the Plan, provided that the amended and restated Plan is approved within twelve months therefrom by the stockholders of the Company.

     (b) The Plan shall terminate upon the earliest of (i) the termination of the Plan by the Board of Directors, as specified below, (ii) December 31, 2009, or (iii) when no more shares remain to be purchased under the Plan. The Board of Directors may terminate the Plan, but only as of the Trading Day immediately following an Exercise Date. If on an Exercise Date, Participating Employees in the aggregate have options to purchase more shares of Common Stock than are available for purchase under the Plan, each Participating Employee shall be eligible to purchase a reduced number of shares of Common Stock on a pro rata basis and any excess payroll deductions or other monies contributed by such employee shall be returned to such employees, all as provided by rules and regulations adopted by the Committee.

18.  COSTS

     All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any brokerage fees or certificate costs incurred in the sale of the shares of Common Stock by any Participating Employee shall be handled in accordance with Sections 10 and 12 of the Plan, and any administrative or other fees established by the Committee pursuant to Section 14 of the Plan shall be handled as specified by the Committee.

19.  PURCHASE FOR INVESTMENT PURPOSES

     The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Participating Employee in the conduct of such employee's own affairs. A Participating Employee may therefore sell shares of Common Stock purchased under the Plan at any time the Participating Employee chooses, subject to compliance with any applicable federal or state securities laws. Because of certain federal tax requirements, each Participating Employee agrees, by enrolling in the Plan, to notify the Company of any sale or other disposition of shares of Common Stock held by the Participating Employee less than two (2) years from the beginning of the Offering Period during which they were purchased or one (1) year from the Exercise Date, whichever is longer, indicating the number of such shares of Common Stock disposed of. The Company shall be entitled to presume that a Participating Employee has disposed of any shares of Common Stock for which the Participating Employee has requested a certificate. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Company may deem advisable under all applicable laws, rules, and regulations, and the Company may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

20.  GOVERNMENTAL REGULATIONS

     Notwithstanding anything else in the Plan, options shall not be exercisable or exercised and shares of Common Stock shall not be issued with respect to an option to purchase unless the exercise of such option and the issuance and delivery of shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of Common Stock may then be listed. As a condition to the exercise of an option, the Company may require a Participating Employee to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Common Stock if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

21.  APPLICABLE LAW

     The Plan shall be interpreted under the laws of the State of Texas, unless preempted by federal law. The Plan is not to be subject to the Employee Retirement Income Security Act of 1974, as amended, but is intended to comply with Section 423 of the Code. Any provisions required to be set forth in the Plan by such Code section are hereby included as fully as if set forth in the Plan in full.

22.  EFFECT ON EMPLOYMENT

     The provisions of the Plan shall not affect the right of the Company or any Subsidiary or any Participating Employee to terminate his or her employment with the Company or Subsidiary. Any income Participating Employees may realize as a result of participating in the Plan shall not be considered as part of a Participating Employee's salary or used for the calculation of any other pay, allowance, pension or other benefit unless otherwise permitted by other benefit plans provided by the Company or its Subsidiaries, or required by law or by contractual obligations of the Company or its Subsidiaries.

23.  TAXES

     At the time an option to purchase is exercised, in whole or in part, or at the time all or a portion of the shares of Common Stock purchased under the Plan are disposed of, the Participating Employee must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the shares of Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participating Employee's Compensation or other wages or amounts payable to the Participating Employee (whether or not such person at the time continues to participate or to be eligible to participate in the Plan, and regardless of whether or not such person at the time continues to be employed by the Company or any Subsidiary) the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to any sale or early disposition of shares of Common Stock by the Participating Employee.

24.  LOANS

     Subject to applicable laws, the Committee may allow Participating Employees to borrow money against the value of the Common Stock held in such Participating Employee's Plan Account. In such event, the Participating Employee and his or her Plan Account will be subject to certain terms, conditions and restrictions as the Committee, its designated record keeper/custodian, or financial institution may deem necessary or appropriate to secure the shares in the Plan Account as collateral for such loan.

25.  BENEFICIARIES

     A Participating Employee may file with the Company or its designated record keeper/custodian, a written designation of a beneficiary who is entitled to receive any shares of Common Stock, accumulated payroll deductions, dividends or other distributions, if any, held for the Participating Employee under the Plan, in the event of the employee's death. If the Participating Employee is married and the designated beneficiary is not the spouse, written spousal consent shall be required for such designation to be effective. A Participating Employee may change the designation of a beneficiary at any time by written notice, unless the current designated beneficiary is a spouse, in which case, written spousal consent shall be required. If no beneficiary is designated, the designation is ineffective, or in the event the beneficiary dies before the balance of a Participating Employee's Plan Account is paid, the balance shall be paid to the Participating Employee's spouse or, if there is no surviving spouse, to his or her lineal descendants, pro rata, or, if there is no surviving spouse or any lineal descendant, to the employee's estate.

26.  NOTICES

     All notices or other communications by an Eligible Employee to the Company or a Subsidiary under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof. All notices and other communications to any Eligible Employee or Participating Employee shall be made to the address maintained on the Company's payroll records.

     IN WITNESS WHEREOF, the Company has caused the Plan to be amended and restated effective as of January 29, 2002.

                                          EL PASO CORPORATION

                                          BY      /s/ JOEL RICHARDS III
                                            ------------------------------------
                                                  Executive Vice President
                                             Member of the Management Committee

ATTEST:

By       /s/ DAVID L. SIDDALL
   -----------------------------------
           Corporate Secretary

                      SOLICITED BY THE BOARD OF DIRECTORS

                              EL PASO CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 20, 2002


         The undersigned hereby appoints William A. Wise and Peggy A Heeg, and each or any of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of common stock of El Paso Corporation, held of record by the undersigned on March 25, 2002 at the Annual Meeting of Stockholders to be held at The Adolphus Hotel, 1321 Commerce Street, Dallas, Texas 75202 on May 20, 2002, and at any adjournment(s) or postponement(s) of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees if any of the named nominees for Director should be unavailable to serve for election, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS RETURNED WITHOUT DIRECTION BEING GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND AGAINST PROPOSALS 5 AND 6.


- - - - - - - -                                                 - - - - - - - -
| SEE REVERSE |     (IMPORTANT - TO BE SIGNED AND DATED ON      | SEE REVERSE |
|    SIDE     |                  REVERSE SIDE)                  |    SIDE     |
- - - - - - - -                                                 - - - - - - - -

EL PASO CORPORATION

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940


     -------------------                                    ------------------
      VOTE BY TELEPHONE                                      VOTE BY INTERNET
     -------------------                                    ------------------
     Its fast, convenient, and immediate!                   Its fast, convenient, and your vote is immediately
     Call Toll-Free on a Touch-Tone Phone                   confirmed and posted.
     1-877-PRX-VOTE (1-877-779-8683)

                                                            In addition, after your vote, you will have the opportunity
     If outside the continental U.S. call collect on a      to sign up and indicate your consent to receive future
     Touch-Tone Phone (201-536-8073).                       shareholder communications via the Internet, if available.

     ----------------------------------------------------   ----------------------------------------------
     Follow these four easy steps:                          Follow these four easy steps:

     1. Read the accompanying Proxy Statement               1. Read the accompanying Proxy Statement
        and Proxy Card.                                        and Proxy Card.

     2. Call the toll-free number.                          2. Go to the Website.
        1-877-PRX-VOTE (1-877-779-8683)                        http://www.eproxy.com/ep

     3. Enter your 14-digit Control Number located          3. Enter your 14-digit Control Number on
        on your Proxy Card above your name.                    your Proxy Card above your name.

     4. Follow the recorded instructions.                   4. Follow the instructions provided.
     ----------------------------------------------------   ----------------------------------------------

     YOUR VOTE IS IMPORTANT!                                YOUR VOTE IS IMPORTANT!
     Call 1-877-PRX-VOTE (1-877-779-8683) anytime!          Go to http://www.eproxy.com/ep anytime!

     DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.


[1107 - EL PASO CORPORATION] [FILE NAME: ZEPE9AELX] [VERSION - (2)] [03/11/02] [ORIG. 03/06/02)

                                  DETACH HERE

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

----------------------------------------------------------------------------------------------------------
               The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4
----------------------------------------------------------------------------------------------------------
1. Election of Directors.                                                                                   FOR   AGAINST   ABSTAIN
   NOMINEES: (01) Byron Allumbaugh, (02) John M. Bissell,   2. Approval of an Amendment and Restatement of  [ ]     [ ]       [ ]
   (03) Juan Carlos Braniff, (04) James F. Gibbons,            the El Paso Corporation Employee Stock
   (05) Anthony W. Hall, Jr., (06) Ronald L. Kuehn, Jr.,       Purchase Plan to increase the number of
   (07) J. Carleton MacNeil, Jr. (08) Thomas R. McDade,        shares authorized for issuance.
   (09) Malcolm Wallop, (10) William A. Wise,
   (11) Joe B. Wyatt.                                       3. Approval of an Amendment to the El Paso      [ ]     [ ]       [ ]
                                                               Corporation Restated Certificate of
       FOR     [ ]    [ ] WITHHOLD             MARK    [ ]     Incorporation to increase the number of
  ALL NOMINEES            AUTHORITY TO         HERE            shares authorized.
  LISTED ABOVE            VOTE FOR ALL         FOR
                          NOMINEES           COMMENTS       4. Ratification of the appointment of           [ ]     [ ]       [ ]
                          LISTED ABOVE                         PricewaterhouseCoopers LLP as independent
                                                               certified public accountants for fiscal
  [ ]                                        MARK HERE [ ]     year ending December 31, 2002.
     --------------------------------------  FOR ADDRESS
     For all nominees except as noted above  CHANGE AND
                                            NOTE AT LEFT
                                                            -----------------------------------------------------------------------
                                                                       The Board of Directors recommends a vote AGAINST
                                                                                     proposals 5 and 6.
                                                            -----------------------------------------------------------------------
                                                                                                            FOR   AGAINST   ABSTAIN
                                                            5. Approval of Stockholder Proposal regarding   [ ]     [ ]       [ ]
                                                               the Cancellation of the Restricted Stock
                                                               Grant Program.

                                                            6. Approval of Stockholder Proposal regarding   [ ]     [ ]       [ ]
                                                               Shareholder Approval of Any Adoption of
                                                               Poison Pills.
                                                            -----------------------------------------------------------------------
                                                            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
                                                            ENCLOSED ENVELOPE. Please sign exactly as your name appears. If acting as attorney, executor, trustee or in other representative capacity, sign name and title. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If held jointly, both parties must sign and date.


Signature:                              Date:                    Signature:                                Date:
          -----------------------------      -------------------           -------------------------------      --------------------

                        CONFIDENTIAL VOTING INSTRUCTIONS
                               EL PASO CORPORATION
                  ANNUAL MEETING OF STOCKHOLDERS - May 20, 2002
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                TO: BANKERS TRUST COMPANY, TRUSTEE UNDER EL PASO
                    CORPORATION RETIREMENT SAVINGS PLAN

         The undersigned hereby directs the Trustee to vote, in person or by proxy, the full and fractional shares of common stock of El Paso Corporation credited to my account under the referenced Plan at the close of business on March 25, 2002, the record date, at the Annual Meeting of Stockholders to be held at The Adolphus Hotel, 1321 Commerce Street, Dallas, Texas 75202 on Monday, May 20, 2002, and at any adjournment(s) or postponement(s) of such meeting for the purpose identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement.


         If this proxy is completed, dated, signed and returned in the accompanying envelope to the Trustee by May 16, 2002, the shares of stock represented by this proxy will be voted in the manner directed herein by the undersigned. If this proxy is not returned to the Trustee, the Trustee shall vote the shares of stock represented by this proxy in the same proportion as those shares for which the Trustee did receive clear and timely instructions from other plan participants.


               TO BE COMPLETED, SIGNED AND DATED ON REVERSE SIDE.

PLEASE MARK YOUR CHOICE LIKE THIS [X] IN
DARK INK AND SIGN AND DATE BELOW

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

1.  Election of Directors-Nominees:
    Byron Allumbaugh, John M. Bissell, Juan Carlos Braniff, James F.                For All Nominees  Withhold Authority to
    Gibbons, Anthony W. Hall, Jr., Ronald L. Kuehn, Jr., J. Carleton                                  Vote for all nominees
    MacNeil, Jr., Thomas R. McDade, Malcolm Wallop, William A. Wise, Joe
    B. Wyatt                                                                                [ ]                [ ]


                                                                                            [ ]
                                                                                                 --------------------------------
                                                                                                 For all Nominees Except as Noted

2.  Approval of an Amendment and Restatement of the El Paso Corporation              For          Against             Abstain
    Employee Stock Purchase Plan to increase the number of shares                    [ ]            [ ]                 [ ]
    authorized for issuance.

3.  Approval of an Amendment to the El Paso Corporation Restated                     For          Against             Abstain
    Certificate of Incorporation to increase the number of shares                    [ ]            [ ]                 [ ]
    authorized.

4.  Ratification of the appointment of PricewaterhouseCoopers LLP as                 For          Against             Abstain
    Independent Certified Public Accountants for fiscal year 2002.                   [ ]            [ ]                 [ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 5 AND 6.

5.  Approval of Stockholder Proposal regarding the Cancellation of the               For          Against             Abstain
    Restricted Stock Grant Program.                                                  [ ]            [ ]                 [ ]

6.  Approval of Stockholder Proposal regarding Shareholder Approval of               For          Against             Abstain
    Any Adoption of Poison Pills.                                                    [ ]            [ ]                 [ ]


                                                            If acting as attorney, executor, trustee or in other representative capacity, sign name and title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                            IMPORTANT:  Please mark, sign, date, and return this proxy card promptly using the enclosed envelope.

Shares held as of
March 25, 2002
                                                            -----------------------------------------------     --------------------
                                                            SIGNATURE                                                DATE

IMPORTANT: PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
           ENCLOSED ENVELOPE.

                        CONFIDENTIAL VOTING INSTRUCTIONS
                               EL PASO CORPORATION
                  ANNUAL MEETING OF STOCKHOLDERS - May 20, 2002
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


          TO: BANKERS TRUST COMPANY, TRUSTEE UNDER EL PASO CORPORATION
              BENEFITS PROTECTION TRUST

         The undersigned hereby directs the Trustee to vote, in person or by proxy, the full and fractional shares of common stock of El Paso Corporation, credited to my account under the referenced Plan at the close of business on March 25, 2002, the record date, at the Annual Meeting of Stockholders to be held at The Adolphus Hotel, 1321 Commerce Street, Dallas, Texas 75202 on Monday, May 20, 2002, and at any adjournment(s) or postponement(s) of such meeting for the purpose identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees if any of the named nominees for Director should be unavailable to serve, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement.


         If this proxy is completed, dated, signed and returned in the accompanying envelope to the Trustee by May 16, 2002, the shares of stock represented by this proxy will be voted in the manner directed herein by the undersigned. You should note that the Trustee has been granted discretionary authority under the terms of the Trust Agreement to vote the shares as it deems appropriate, but will consider your voting instructions. If this proxy is not returned to the Trustee, the Trustee shall vote the shares represented by this proxy in its discretion.


               TO BE COMPLETED, SIGNED AND DATED ON REVERSE SIDE.

PLEASE MARK YOUR CHOICE LIKE THIS [X] IN
DARK INK AND SIGN AND DATE BELOW

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

1.  Election of Directors-Nominees:
    Byron Allumbaugh, John M. Bissell, Juan Carlos Braniff, James F.                For All Nominees     Withhold Authority to
    Gibbons, Anthony W. Hall, Jr., Ronald L. Kuehn, Jr., J. Carleton                                     Vote for all nominees
    MacNeil, Jr., Thomas R. McDade, Malcolm Wallop, William A. Wise, Joe                 [ ]                     [ ]
    B. Wyatt

                                                                                         [ ]
                                                                                              ---------------------------------
                                                                                              For all Nominees Except as Noted

2.  Approval of an Amendment and Restatement of the El Paso Corporation              For          Against             Abstain
    Employee Stock Purchase Plan to increase the number of shares                    [ ]            [ ]                 [ ]
    authorized for issuance.

3.  Approval of an Amendment to the El Paso Corporation Restated                     For          Against             Abstain
    Certificate of Incorporation to increase the number of shares                    [ ]            [ ]                 [ ]
    authorized.

4.  Ratification of the appointment of PricewaterhouseCoopers LLP as                 For          Against             Abstain
    Independent Certified Public Accountants for fiscal year 2002.                   [ ]            [ ]                 [ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 5 AND 6.

5.  Approval of Stockholder Proposal regarding the Cancellation of the               For          Against             Abstain
    Restricted Stock Grant Program.                                                  [ ]            [ ]                 [ ]

6.  Approval of Stockholder Proposal regarding Shareholder Approval of               For          Against             Abstain
    Any Adoption of Poison Pills.                                                    [ ]            [ ]                 [ ]



                                                            If acting as attorney, executor, trustee or in other representative capacity, sign name and title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                            IMPORTANT:  Please mark, sign, date, and return this
                                                            proxy card promptly using the enclosed envelope.

Shares held as of
March 25, 2002
                                       -----------------------------------------------     ------------------------
                                       SIGNATURE                                                DATE

IMPORTANT: PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
           ENCLOSED ENVELOPE.